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                                                                       EXHIBIT 2

                        UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF DELAWARE


IN RE:                                      :
                                            :   Jointly Administered
Montgomery Ward Holding Corp.,              :   Case No. 97-1409 (PJW)
a Delaware corporation, et al.,             :
                                            :   Chapter 11
          Debtors.                          :
                                            :   AMENDED JOINT PLAN OF
                                            :   REORGANIZATION OF
                                            :   MONTGOMERY WARD HOLDING
                                            :   CORP. AND ITS DEBTOR
                                            :   SUBSIDIARIES
                                            :




David S. Kurtz (IL 03126561)                    Harvey R. Miller, P.C.
Jeffrey W. Linstrom (IL 06209380)               Gary T. Holtzer
Felicia Gerber Perlman (IL 06210753)            WEIL, GOTSHAL & MANGES LLP
SKADDEN ARPS SLATE MEAGHER & FLOM               767 Fifth Avenue
(ILLINOIS)                                      New York, New York 10153
333 West Wacker                                 (212) 310-8000
Chicago, Illinois 60606-1285
(312) 407-0700

Thomas L. Ambro (No. 677)                       James L. Patton, jr. (no. 2202)
Daniel J. DeFranceschi (No. 2732)               Robert S. Brady (no. 2847)
RICHARDS, LAYTON & FINGER, P.A.                 YOUNG, CONAWAY, STARGATT &
One Rodney Square                               TAYLOR
Wilmington, Delaware 19801                      Rodney Square North, 11th Floor
(302) 658-6541                                  Wilmington, Delaware 19899-0391
                                                (302) 571-6600

ATTORNEYS FOR DEBTORS AND DEBTORS IN            ATTORNEYS FOR GENERAL ELECTRIC
POSSESSION                                      CAPITAL CORPORATION

Dated:  Wilmington, Delaware
        May 26, 1999
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                               TABLE OF CONTENTS

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INTRODUCTION.....................................................................................   1

Article I     DEFINED TERMS AND RULES OF INTERPRETATION..........................................   1

   1.01       Administrative Claim...............................................................   1

   1.02       Allowed............................................................................   1

   1.03       Allowed Claim......................................................................   1

   1.04       Allowed Interest...................................................................   2

   1.05       Ballot.............................................................................   2

   1.06       Bank Claims........................................................................   2

   1.07       Bankruptcy Code....................................................................   3

   1.08       Bankruptcy Court...................................................................   3

   1.09       Bankruptcy Rules...................................................................   3

   1.10       Bar Date...........................................................................   3

   1.11       Bar Date Order.....................................................................   3

   1.12       Brennan Settlement Agreement.......................................................   3

   1.13       Brennan Stock......................................................................   3

   1.14       Brennan Stockholders...............................................................   3

   1.15       Business Day.......................................................................   3

   1.16       Call Right.........................................................................   3

   1.17       Cash...............................................................................   3

   1.18       Causes of Action...................................................................   4

   1.19       Claim..............................................................................   4

   1.20       Claims Objection Deadline..........................................................   4

   1.21       Claims Resolution Committee........................................................   4

   1.22       Claims Settlement Parameters.......................................................   4

   1.23       Class..............................................................................   4

   1.24       Class 3 Deposit....................................................................   4

   1.25       Class 3 Surplus Distributions......................................................   4

   1.26       Class 3 Unsecured Claims...........................................................   4

   1.27       Collateral.........................................................................   4
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   1.28       Confirmation Date..................................................................   4

   1.29       Confirmation Hearing...............................................................   5

   1.30       Confirmation Order.................................................................   5

   1.31       Consolidating Debtors..............................................................   5

   1.32       Credit Card Agreements.............................................................   5

   1.33       Creditors' Committee...............................................................   5

   1.34       Debtors............................................................................   5

   1.35       DIP Credit Agreement...............................................................   5

   1.36       DIP Lenders........................................................................   5

   1.37       Disbursing Agent...................................................................   5

   1.38       Disclosure Statement...............................................................   6

   1.39       Disputed Claim.....................................................................   6

   1.40       Disputed Claim Amount..............................................................   6

   1.41       Disputed Claims List(s)............................................................   7

   1.42       Disputed Class 3 Unsecured Claims Reserve..........................................   7

   1.43       Disputed Insured Claim and Disputed Uninsured Claim................................   7

   1.44       Disputed Interest..................................................................   7

   1.45       Disputed Interest Amount...........................................................   7

   1.46       Disputed MW Class 6 Interests Reserve..............................................   7

   1.47       Distribution Record Date...........................................................   7

   1.48       Effective Date.....................................................................   7

   1.49       Escrow Account.....................................................................   7

   1.50       Escrow Agent.......................................................................   7

   1.51       Escrow Agreement...................................................................   7

   1.52       Escrow Order.......................................................................   8

   1.53       Excess Assets......................................................................   8

   1.54       Executive Retention Order..........................................................   8

   1.55       Exit Financing Facility............................................................   8

   1.56       February 1998 Note.................................................................   8
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   1.57       Federal Priority Tax Claim.........................................................   8

   1.58       Fee Claim..........................................................................   8

   1.59       Fee Order..........................................................................   8

   1.60       File, Filed, or Filing.............................................................   8

   1.61       Final Order........................................................................   8

   1.62       GE Capital.........................................................................   9

   1.63       GE Capital Credit Card Claims......................................................   9

   1.64       GE Capital Deposit Claim...........................................................   9

   1.65       GE Capital Entities................................................................   9

   1.66       GE Capital Non-Trade Claims........................................................   9

   1.67       GE Capital Trade Claims............................................................   9

   1.68       Insured Claim......................................................................   9

   1.69       Intercompany Claim.................................................................   9

   1.70       Interest...........................................................................  10

   1.71       IRC................................................................................  10

   1.72       IRS................................................................................  10

   1.73       IRS Settlement Agreement...........................................................  10

   1.74       Lechmere...........................................................................  10

   1.75       Lechmere Bank Guaranty Claims......................................................  10

   1.76       Lechmere Bank Guaranty (Long Term) Claims..........................................  10

   1.77       Lechmere Bank Guaranty (Short Term) Claims.........................................  10

   1.78       Lechmere Cash Collateral Account...................................................  10

   1.79       Lechmere Class 3 Payment...........................................................  11

   1.80       Lechmere Class 3 Unsecured Claim...................................................  11

   1.81       Lechmere Excess Distribution Pool..................................................  11

   1.82       Lechmere Loan......................................................................  11

   1.83       Lechmere Noteholder Guaranty Claims................................................  11

   1.84       Montgomery Ward or MW..............................................................  11

   1.85       MW Class 3 Distribution Pool.......................................................  11
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   1.86       MW Class 3 Unsecured Claim...........................................................  11

   1.87       MW Class 6 Interests.................................................................  12

   1.88       MW Class 6 Surplus Distributions.....................................................  12

   1.89       MW Intercompany Claims...............................................................  12

   1.90       MWCC.................................................................................  12

   1.91       MW Holding...........................................................................  12

   1.92       Net Cash Investment Yield............................................................  12

   1.93       New By-Laws..........................................................................  12

   1.94       New Certificates of Incorporation....................................................  12

   1.95       New LLC Interests....................................................................  12

   1.96       New Loss Sharing Note................................................................  13

   1.97       New Retailer.........................................................................  13

   1.98       New Ward Note........................................................................  13

   1.99       Non-Federal Priority Tax Claim.......................................................  13

   1.100      Non-Real Property Executory Contracts and Unexpired Leases...........................  13

   1.101      Non-Tax Priority Claim...............................................................  13

   1.102      Old Common Stock.....................................................................  13

   1.103      Old Common Stock Options.............................................................  13

   1.104      Old Loss Sharing Obligations.........................................................  13

   1.105      Old Montgomery Ward Common Stock.....................................................  14

   1.106      Old Montgomery Ward Preferred Stock..................................................  14

   1.107      Old MW Holding Preferred Stock.......................................................  14

   1.108      Old Voting Trust Certificates........................................................  14

   1.109      Ordinary Course Professionals Order..................................................  14

   1.110      PBGC.................................................................................  14

   1.111      Pension Plan.........................................................................  15

   1.112      Pension Plan Restructuring Event.....................................................  15

   1.113      Pension Plan Restructuring Order.....................................................  15

   1.114      Petition Date........................................................................  15
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   1.115      Plan................................................................................  15

   1.116      Plan Supplement.....................................................................  15

   1.117      Pro Rata............................................................................  15

   1.118      Professional........................................................................  15

   1.119      Proponents..........................................................................  15

   1.120      Quarter.............................................................................  16

   1.121      Quarterly Distribution Date.........................................................  16

   1.122      Real Property Executory Contracts and Unexpired Leases..............................  16

   1.123      Reclamation Claims..................................................................  16

   1.124      Reinstated or Reinstatement.........................................................  16

   1.125      Reorganization Case.................................................................  16

   1.126      Reorganized Debtors.................................................................  16

   1.127      Reorganized Montgomery Ward.........................................................  16

   1.128      Reorganized MW Holding..............................................................  16

   1.129      Replacement Pension Plan............................................................  16

   1.130      Restructuring Transactions..........................................................  16

   1.131      Retail Subsidiaries.................................................................  17

   1.132      Retained Assets.....................................................................  17

   1.133      Schedules...........................................................................  17

   1.134      Secondary Liability Claim...........................................................  17

   1.135      Secured Claim.......................................................................  17

   1.136      Secured Tax Claim...................................................................  17

   1.137      Settlement Stipulation..............................................................  17

   1.138      Signature...........................................................................  18

   1.139      Signature Sale Agreement............................................................  18

   1.140      Signature Sale Event................................................................  18

   1.141      Solicitation Order..................................................................  18

   1.142      Spin-Off Plan.......................................................................  18

   1.143      Subsidiary Debtors..................................................................  18
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   1.144          Tort Claim......................................................................  18

   1.145          Uninsured Claim.................................................................  18

   1.146          Voting Deadline.................................................................  18

Article II        TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS......................  19

   2.01           Administrative Claims in General................................................  19

   2.02           GE Capital Deposit Claim........................................................  19

   2.03           Administrative Bar Date for Filing Fee Claims...................................  20

   2.04           Priority Tax Claims.............................................................  21

             (a)  Federal Priority Tax Claims.....................................................  21

             (b)  Non-Federal Priority Tax Claims.................................................  21

Article III       CLASSIFICATION OF CLAIMS AND INTERESTS..........................................  21

Article IV        TREATMENT OF CLAIMS AND INTERESTS...............................................  23

   4.01           MW Class 1 and Lechmere Class 1 - Non-Tax Priority Claims.......................  23

   4.02           MW Class 2A and Lechmere Class 2A - Secured Claims..............................  23

   4.03           MW Class 2B and Lechmere Class 2B - Secured Tax Claims..........................  24

   4.04           MW Class 3 - MW Class 3 Unsecured Claims........................................  24

   4.05           MW Class 4 - MW GE Capital Non-Trade Claims.....................................  25

   4.06           MW Class 5 - Old MW Holding Preferred Stock.....................................  25

   4.07           MW Class 6 - MW Class 6 Interests...............................................  25

   4.08           MW Class 7 - Old Common Stock Options...........................................  26

   4.09           Lechmere Class 3 - Lechmere Class 3 Unsecured Claims............................  26

   4.10           Lechmere Class 4 - Lechmere GE Capital Non-Trade Claims.........................  26

   4.11           Lechmere Classes 5A and 5B - Lechmere Bank Guaranty Claims......................  26

   4.12           Lechmere Class 6 - Lechmere Noteholder Guaranty Claims..........................  27

   4.13           Lechmere Class 7 - Lechmere Old Common Stock....................................  27

Article V         REORGANIZATION TRANSACTIONS.....................................................  27

   5.01           Restructuring Transactions Generally............................................  27

   5.02           Substantive Consolidation; Treatment of Intercompany Claims; Treatment
                  of Interests in Subsidiary Debtors..............................................  29
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             (a)  Substantive Consolidation........................................................    29

             (b)  Treatment of Intercompany Claims.................................................    29

             (c)  Treatment of Interests in Subsidiary Debtors.....................................    30

   5.03           Sale of Signature................................................................    30

   5.04           Class 3 Deposit and MW Class 3 Distribution Pool.................................    30

   5.05           Exit Financing Facility..........................................................    31

   5.06           Pension Plan.....................................................................    31

   5.07           Brennan Settlement Agreement.....................................................    31

Article VI        PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN AND
                  TREATMENT OF CLAIMS AND INTERESTS................................................    31

   6.01           Voting of Claims and Interests...................................................    31

   6.02           Non-Consensual Confirmation......................................................    31

   6.03           Method of Distributions Under the Plan...........................................    32

            (a)   Generally........................................................................    32

            (b)   Distributions of Cash............................................................    32

            (c)   Timing of Distributions..........................................................    32

            (d)   Unclaimed or Undeliverable Distributions.........................................    32

            (e)   Distributions to Holders as of the Distribution Record Date......................    32

            (f)   Allocation of Plan Distributions Between Principal and Interest..................    33

            (g)   Distributions on Account of Bank Claims..........................................    33

   6.04           Class 3 Unsecured Claims.........................................................    33

            (a)   Cash Held Prior to the Effective Date............................................    33

            (b)   Distributions on Account of Allowed MW Class 3 Unsecured Claims..................    34

            (c)   Distributions on Account of Allowed Lechmere Class 3 Unsecured Claims............    34

            (d)   Distributions Withheld for Disputed Class 3 Unsecured Claims.....................    34

                  (i)      Establishment and Maintenance of Disputed Class 3 Unsecured
                           Claims Reserve..........................................................    34
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                  (ii)     Property Held in Disputed Class 3 Unsecured Claims Reserve..................   34

            (e)   Distributions Upon Allowance of Disputed Class 3 Unsecured Claims....................   35

            (f)   Tax Reporting for Disputed Class 3 Unsecured Claims Reserve..........................   35

            (g)   Surplus Distributions to Holders of Allowed Class 3 Unsecured Claims.................   35

            (h)   Tort Claims..........................................................................   35

   6.05           MW Class 6 Interests.................................................................   36

            (a)   Distributions on Account of Allowed MW Class 6 Interests.............................   36

            (b)   Distributions Withheld for Disputed MW Class 6 Interests.............................   36

                  (i)      Establishment and Maintenance of Disputed MW Class 6 Interests Reserve......   36

                  (ii)     Property Held in Disputed MW Class 6 Interests Reserve......................   36

            (c)   Tax Reporting for Disputed MW Class 6 Interests Reserve..............................   37

            (d)   Distributions Upon Allowance of Disputed MW Class 6 Interests........................   37

            (e)   Surplus Distributions to Holders of Allowed MW Class 6 Interests.....................   37

   6.06           Objections to and Resolution of Claims and Interests; Estimation.....................   37

   6.07           Distributions Relating to Allowed Insured Claims.....................................   38

   6.08           Cancellation of Securities, Instruments and Agreements Evidencing Claims and
                  Interests............................................................................   38

   6.09           Setoffs..............................................................................   39

   6.10           Release of Liens.....................................................................   39

   6.11           Special Provisions Regarding Treatment of Allowed Secondary Liability Claims.........   40

   6.12           Payment of Taxes and Other Expenses..................................................   40

Article VII       EXECUTORY CONTRACTS AND UNEXPIRED LEASES.............................................   40

   7.01           Assumption and Assignment, or Rejection of Executory Contracts and Unexpired
                  Leases...............................................................................   40

            (a)   Assumption and Assignment of Real Property Executory Contracts and Unexpired
                  Leases...............................................................................   40
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            (b)      Additional Provisions Concerning Real Property Executory Contracts and
                     Unexpired Leases...............................................................   41

            (c)      Non-Real Property Executory Contracts and Unexpired Leases.....................   41

            (d)      Assignments Related to the Restructuring Transactions..........................   41

            (e)      Approval of Assumptions and Assignment, or Rejection of Executory Contracts
                     and Unexpired Leases...........................................................   42

            (f)      Cure of Defaults...............................................................   42

   7.02              Bar Date for Filing Proofs of Claim Relating to Executory Contracts and
                     Unexpired Leases Rejected Pursuant to the Plan.................................   42

   7.03              Assumption and Assignment of the Credit Card Agreements; Amendment to the
                     Credit Card Agreements.........................................................   43

   7.04              Post-Petition Executory Contracts and Unexpired Leases.........................   43

   7.05              Continuation of Certain Employee, Retiree, and Workers' Compensation
                     Benefits.......................................................................   44

            (a)      Compensation and Benefit Programs..............................................   44

            (b)      Retiree Benefits...............................................................   44

            (c)      Self-Insured Workers' Compensation Benefits....................................   44

Article VIII         PROVISIONS CONCERNING CORPORATE GOVERNANCE AND MANAGEMENT OF REORGANIZED
                     DEBTORS........................................................................   44

   8.01              General........................................................................   44

   8.02              Directors and Officers.........................................................   44

   8.03              New By-Laws and New Certificates of Incorporation..............................   45

   8.04              Issuance of New Securities.....................................................   45

Article IX           CONFIRMATION AND CONSUMMATION OF THE PLAN......................................   45

   9.01              Confirmation Date..............................................................   45

   9.02              Effective Date.................................................................   45

   9.03              Consequences of Non-Occurrence of Effective Date...............................   45

Article X            EFFECTS OF PLAN CONFIRMATION...................................................   46

   10.01             Discharge of Debtors...........................................................   46

   10.02             Injunction Related to the Discharge............................................   46

   10.03             Term of Bankruptcy Injunction or Stays.........................................   47
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   10.04             Continued Corporate Existence and Revesting of Assets in the Reorganized
                     Debtors..........................................................................    47

   10.05             Preservation of Certain Claims; Limited Waiver of Certain Other Claims...........    47

   10.06             Releases.........................................................................    48

            (a)      Releases by the Debtors..........................................................    48

            (b)      Releases by Holders of Claims and Interests......................................    48

            (c)      Injunction Related to Releases...................................................    49

   10.07             Indemnification Obligations......................................................    49

   10.08             Termination of Subordination Rights and Settlement of Related Claims and
                     Controversies....................................................................    49

   10.09             Existing Employment Agreements...................................................    50

   10.10             Termination of Emergence Incentive Plan..........................................    50

Article XI           RETENTION OF JURISDICTION........................................................    50

Article XII          MISCELLANEOUS PROVISIONS.........................................................    52

   12.01             Effectuating Documents and Further Transactions..................................    52

   12.02             Corporate Action.................................................................    52

   12.03             Exemption from Transfer Taxes....................................................    52

   12.04             Exculpation......................................................................    53

   12.05             Termination of Creditors' Committee..............................................    53

   12.06             Claims Resolution Committee......................................................    53

            (a)      Establishment and Membership.....................................................    53

            (b)      Functions........................................................................    54

            (c)      Claims Settlement Parameters.....................................................    54

            (d)      Procedures.......................................................................    55

            (e)      Other Matters....................................................................    55

   12.07             Payment of Statutory Fees........................................................    55

   12.08             Amendment or Modification of the Plan............................................    55

   12.09             Severability of Plan Provisions..................................................    55

   12.10             Successors and Assigns...........................................................    56
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   12.11             Plan Supplement..................................................................    56

   12.12             Notice...........................................................................    56

   12.13             Governing Law....................................................................    57

   12.14             Tax Reporting and Compliance.....................................................    57

   12.15             Schedules........................................................................    57

   12.16             Filing of Additional Documents...................................................    57
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                                 INTRODUCTION

          Montgomery Ward Holding Corp., the other above-captioned debtors and debtors in possession and General Electric Capital Corporation, as "proponents of the plan" within the meaning of section 1129 of title 11, United States Code, propose the following joint plan of reorganization for the resolution of the outstanding claims against and interests in the Debtors pursuant to section 1121(a) of title 11, United States Code.

                                   ARTICLE I
                   DEFINED TERMS AND RULES OF INTERPRETATION

          Defined Terms: As used herein, capitalized terms have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

          1.01 Administrative Claim means a Claim for costs and expenses of administration of the Reorganization Cases Allowed under section 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Debtors' estates and operating the businesses of the Debtors (such as wages, salaries, commissions for services, and payments for inventories, leased equipment, and premises), and Claims of governmental units for taxes (including tax audit Claims related to tax years commencing after the Petition Date, but excluding Secured Tax Claims and other Claims relating to tax periods, or portions thereof, ending on or before the Petition Date); (b) compensation for legal, financial, advisory, accounting, and other services and reimbursement of expenses Allowed by the Bankruptcy Court under section 330, 331 or 503(b) of the Bankruptcy Code to the extent incurred prior to the Effective Date; (c) all fees and charges assessed against the Debtors' estates under section 1930, chapter 123 of title 28, United States Code; (d) Reclamation Claims to the extent not already paid; (e) Claims under the DIP Credit Agreement; and (f) the GE Capital Deposit Claim.

          1.02 Allowed means an Allowed Claim or an Allowed Interest in a particular Class or category specified. Any reference herein to a particular Allowed Claim includes both the secured and unsecured portions of such Claim.

          1.03   Allowed Claim means:

          (a) a Claim that has been listed by a Debtor on its Schedules as liquidated in amount and not disputed or contingent unless it is a Disputed Claim (a) for which an objection or request for estimation has been Filed by the Claims Objection Deadline pursuant to Section 6.06 hereof or (b) is listed on the Disputed Claims List, except as set forth in Section 1.03(e) hereof; or

          (b) a Claim for which a proof of claim has been Filed by the applicable Bar Date, or otherwise has been deemed timely Filed under applicable law unless it is a Disputed Claim (a) for which an objection or request for estimation has been Filed by the Claims Objection Deadline pursuant to Section
6.06 hereof (except for a Disputed Claim set forth in
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Section 1.39(a)(i) hereof, for which no objection or request for estimation shall be required) or (b) is listed on the Disputed Claims List; or

          (c) a Claim that is Allowed: (i) by a Final Order; (ii) by a Settlement Stipulation; or (iii) pursuant to the terms of this Plan; or

          (d) with respect to an Administrative Claim, an Administrative Claim for which a holder thereof Filed and served a request for payment of such Administrative Claim unless it is a Disputed Claim (a) for which an objection or request for estimation has been Filed by the Claims Objection Deadline pursuant to Section 6.06 hereof (except for a Disputed Claim set forth in Section 1.39(a)(i) hereof, for which no objection or request for estimation shall be required) or (b) is listed on the Disputed Claims List; or

          (e) any Disputed Claim as to which no objection or request for estimation has been Filed by the Claims Objection Deadline; provided, however, that no objection or request for estimation as to any Disputed Claim set forth in Section 1.39(a)(i) hereof need be Filed by the Claims Objection Deadline and, until its resolution, such Disputed Claim shall not be considered to be Allowed.

          The term "Allowed Claim" shall not, for purposes of computing distributions under this Plan, include interest on such Claim from and after the Petition Date, except as provided in section 506(b) of the Bankruptcy Code or as otherwise expressly set forth in this Plan.

          1.04 Allowed Interest means an Interest: (a) that is registered or listed as of the Distribution Record Date in a stock register that is maintained by or on behalf of a Debtor, and (b) either (i) is not a Disputed Interest or
(ii) has been Allowed (A) by a Final Order, (B) by a Settlement Stipulation, or
(C) pursuant to the terms of this Plan.

          1.05 Ballot means the form or forms distributed to each holder of an impaired Claim or Interest on which the holder is to indicate acceptance or rejection of this Plan.

          1.06 Bank Claims means the Claims against Montgomery Ward of certain banks and agent banks (and their respective successors and assigns) under the Long Term Credit Agreement and the Short Term Credit Agreement, each dated as of September 15, 1994, as amended, supplemented or otherwise modified from time to time, among Montgomery Ward, various financial institutions, The First National Bank of Chicago, as Documentary Agent, The Bank of New York, as Negotiated Loan Agent, Bank of America National Trust and Savings Association, as Advisory Agent, and The Bank of Nova Scotia, as Administrative Agent, as more fully set forth in the Master Proof of Claim Filed by The Bank of Nova Scotia, in its capacity as Administrative Agent, against Montgomery Ward on February 25, 1998. The Bank Claims shall be Allowed as of the Petition Date in the amount of $1,072,902,054.36. As of the date of this Plan, the aggregate outstanding amount of the Allowed Bank Claims is $1,048,107,798.36 and such other amounts (including post-petition fees and expenses) as agreed to between the Banks and the Debtors (with the consent of the Creditors' Committee or the Claims Resolution Committee, as applicable) or the Bankruptcy Court may Allow.

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          1.07   Bankruptcy Code means title 11, United States Code, as now in effect or hereafter amended.

          1.08 Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware in which the Reorganization Cases were commenced on July 7, 1997, or any other court with jurisdiction over the Reorganization Cases.

          1.09 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

          1.10 Bar Date means the applicable deadline by which a proof of claim must have been or must be Filed, as established by an order of the Bankruptcy Court, including the Bar Date Order and the Confirmation Order. The term "Bar Date" also includes the deadline for Filing Fee Claims established pursuant to Article II hereof and the deadline for Filing Claims arising from rejection of executory contracts and unexpired leases established pursuant to
Article VII hereof.

          1.11 Bar Date Order means the Order Establishing Bar Dates for Filing Proofs of Claims and Approving Form and Manner of Notice Thereof entered by the Bankruptcy Court on November 7, 1997, as the same may have been or hereafter may be amended, modified, or supplemented.

          1.12 Brennan Settlement Agreement means the settlement agreement among Bernard F. Brennan, GE Capital, MW Holding and Montgomery Ward, dated as of April 30, 1999.

          1.13 Brennan Stock means Class A Old Common Stock in MW Holding owned by the Brennan Stockholders.

          1.14 Brennan Stockholders means, collectively, Tamara A. Brennan, Elizabeth A. Brennan, Catherine S. Brennan, Sara C. Brennan, and Raphael M. Kelly, as trustee of the Brennan 1988 MW Trust, or any other holders of the Brennan Stock.

          1.15 Business Day means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

          1.16 Call Right means the right of GE American Communications, Inc. to acquire the Brennan Stock from the Brennan Stockholders for $352,000 in Cash, immediately after the occurrence of (a) the Pension Plan Restructuring Event (unless Montgomery Ward determines not to consummate it), and (b) the Signature Sale Event (or the sale of Signature to any other person approved by the Proponents); provided, however, that such events (including the Pension Plan Restructuring Event only to the extent it otherwise remains an effective condition to the Call Right) occur on or before January 1, 2000.

          1.17 Cash means legal tender of the United States of America and equivalents thereof.

          1.18 Causes of Action means, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, debts, sums of money, damages, judgments, claims and demands whatsoever, whether known or unknown, in law (including, without limitation, the Bankruptcy Code), equity or otherwise.

          1.19 Claim means a "claim," as defined in section 101(5) of the Bankruptcy Code.

          1.20 Claims Objection Deadline means the last day for Filing objections to Disputed Claims (other than Disputed Claims set forth in Section 1.39(a)(i) hereof, for which no objection or request for estimation shall be required), which day shall be the later of (a) 90 days after the Effective Date, or (b) 60 days after the Filing of a proof of claim for, or request for payment of, such Claim.

          1.21 Claims Resolution Committee means the committee to be established pursuant to Section 12.06 hereof.

          1.22 Claims Settlement Parameters means the amounts, set forth in a Schedule to be included in the Plan Supplement, with respect to each Class 3 Unsecured Claim that the Debtors and the Reorganized Debtors shall have the sole discretion to compromise and settle or otherwise dispose of, in each case, free of any restriction thereon by the Claims Resolution Committee.

          1.23 Class means a category of holders of Claims or Interests, as described in Article III hereof.

          1.24 Class 3 Deposit means $650 million in immediately available funds, plus all interest and income earned thereon from April 30, 1999 through
       ----
the Effective Date (or such earlier date as provided in the Escrow Agreement).

          1.25 Class 3 Surplus Distributions means the following consideration that may be distributed with respect to Allowed Class 3 Unsecured Claims: (a) pursuant to Section 6.04 hereof, distributions under this Plan to holders of Allowed Class 3 Unsecured Claims that are unclaimed or undeliverable for a period of one year after mailing thereof; and (b) to the extent that a Disputed Class 3 Unsecured Claim is not Allowed or becomes Allowed in an amount less than the Disputed Claim Amount, or the Disputed Claim Amount is or becomes lower than the initial Disputed Claim Amount, the remaining Cash in the Disputed Class 3 Unsecured Claims Reserve after distributions of Cash, if any, on account of such Disputed Class 3 Unsecured Claim.

          1.26 Class 3 Unsecured Claims means, collectively, MW Class 3 Unsecured Claims and Lechmere Class 3 Unsecured Claims.

          1.27 Collateral means any property or interest in property of the Debtors' estates that is subject to a valid and enforceable lien to secure a Claim.

          1.28 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

          1.29 Confirmation Hearing means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

          1.30 Confirmation Order means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

          1.31 Consolidating Debtors means, collectively, all of the Debtors other than Lechmere.

          1.32 Credit Card Agreements means, collectively, the agreements establishing or governing the Debtors' private label credit card programs, including: (a) the Bank Credit Card Program Agreement, dated as of April 1, 1996, by and between Monogram Credit Card Bank of Georgia and Montgomery Ward, as amended; (b) the Account-Related Agreement, dated as of April 1, 1996, by and between Montgomery Ward and MWCC, as amended; (c) the MWCC Program Agreement, dated as of April 1, 1996, by and among MWCC, Montgomery Ward and Lechmere, as amended; (d) the Old Loss Sharing Obligations; (e) the February 1998 Note; and
(f) the Interim Amendment Agreement Relating To Bank Program And Account Related Agreements, dated as of April 1, 1998, by and among Montgomery Ward, Monogram Credit Card Bank of Georgia and MWCC, approved by Order Approving Interim Amendment Agreement Relating To Bank Program And Account-Related Agreements, entered by the Bankruptcy Court on April 20, 1998.

          1.33 Creditors' Committee means the statutory committee of unsecured creditors appointed in the Reorganization Cases pursuant to section 1102 of the Bankruptcy Code.

          1.34 Debtors means, collectively, all of the above-captioned debtors and debtors in possession.

          1.35 DIP Credit Agreement means, collectively: (a) the Post-Petition Loan and Guaranty Agreement, dated as of July 8, 1997, as subsequently amended and modified, among Montgomery Ward and Lechmere (as borrowers), MW Holding and the other Guarantors identified therein (as guarantors and credit parties), those entities identified therein as "Lenders" and their respective successors and assigns, and GE Capital (as agent, lender, and swing line lender); (b) all amendments thereto; and (c) all security agreements and instruments related to the documents identified in (a) and (b).

          1.36 DIP Lenders means those entities identified as "Lenders" in the DIP Credit Agreement and their respective successors and assigns.

          1.37 Disbursing Agent means, for (a) all Claims (other than Class 3 Unsecured Claims and Lechmere Bank Guaranty (Short Term) Claims) and Interests, New Retailer or its designee; (b) all Class 3 Unsecured Claims, the designee of the Creditors' Committee; and (c) all Lechmere Bank Guaranty (Short Term) Claims, The Bank of Nova Scotia as the holder of the Lechmere Cash Collateral Account.

          1.38 Disclosure Statement means the written disclosure statement (including all schedules thereto or referenced therein) that relates to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as the same may be amended, modified, or supplemented.

          1.39 Disputed Claim means any Claim, including any Administrative Claim, which has not been Allowed pursuant to this Plan, a Final Order or a Settlement Stipulation, and

          (a) if no proof of claim has been Filed by the applicable Bar Date:
(i) a Claim that has been or hereafter is listed on the Schedules as disputed, contingent, or unliquidated; or (ii) a Claim that has been or hereafter is listed on the Schedules as other than disputed, contingent, or unliquidated, but as to which the Debtors, the Reorganized Debtors, the Claims Resolution Committee (subject to the provisions of Section 12.06 hereof) or any other party in interest has interposed a timely objection or request for estimation in accordance with this Plan, the Bankruptcy Code and the Bankruptcy Rules by the Claims Objection Deadline or, with respect to Fee Claims, the deadline set forth in Article II hereof, as applicable, which objection or request for estimation has not been withdrawn, determined by a Final Order or a Settlement Stipulation; or

          (b) if a proof of claim or request for payment of an Administrative Claim has been Filed by the applicable Bar Date: (i) a Claim for which no corresponding Claim has been or hereafter is listed on the Schedules; (ii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as other than disputed, contingent, or unliquidated, but the nature or amount of the Claim as asserted in the proof of claim varies from the nature and amount of such Claim as listed on the Schedules; (iii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as disputed, contingent, or unliquidated; (iv) a Claim for which a timely objection or request for estimation is interposed by the Debtors, the Reorganized Debtors, the Claims Resolution Committee (subject to the provisions of Section 12.06 hereof) or any other party in interest in accordance with this Plan, the Bankruptcy Code and the Bankruptcy Rules by the Claims Objection Deadline or, with respect to Fee Claims, the deadline set forth in Article II hereof, as applicable, which objection or request for estimation has not been withdrawn, determined by a Final Order or a Settlement Stipulation; or (v) any Tort Claim; or

        (c) if such Claim is disputed on any timely and properly Filed Disputed Claims List.

          1.40 Disputed Claim Amount means the lesser of (a) the liquidated amount set forth in the proof of claim relating to a Disputed Claim, (b) the amount estimated by the Bankruptcy Court for purposes of distributions in respect of such Disputed Claim in accordance with section 502(c) of the Bankruptcy Code pursuant to Section 6.06(b) hereof; and (c) the amount of such Disputed Claim Allowed by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code, or zero, if such Disputed Claim is disallowed in its entirety by the Bankruptcy Court pursuant to such section, in either case, regardless of whether the order or judgment allowing or disallowing such Claim has become a Final Order; provided, however, that in the event a Claim has been disallowed, but the order of disallowance has not yet become a Final Order, the Bankruptcy Court may require the Disbursing Agent to reserve and hold in trust for the benefit of each holder of such Claim, Cash in an amount equal to the Pro Rata distributions which the Bankruptcy Court, in its discretion, determines will protect the rights of such holder under all of the facts and circumstances relating to the order of disallowance and the appeal of such holder from such order.

          1.41 Disputed Claims List(s) means a list or lists Filed by the Debtors, the Reorganized Debtors, the Creditors' Committee or the Claims Resolution Committee identifying any Claim, other than an Allowed Claim, to which such party intends to object or interpose a request for estimation prior to the Claims Objection Deadline. Each Disputed Claims List shall set forth (a) the official proof of claim number assigned to the Disputed Claim, and (b) the name and address of the holder of such Claim appearing on the proof of claim.

          1.42 Disputed Class 3 Unsecured Claims Reserve means the reserve of Cash established for holders of Disputed Class 3 Unsecured Claims, which reserve shall be held in trust for holders of Allowed Class 3 Unsecured Claims and will not (a) constitute property of any of the Reorganized Debtors or their respective estates, or (b) be subject to claims, liens, or interests of, by or through any of the Reorganized Debtors or their respective estates.

          1.43 Disputed Insured Claim and Disputed Uninsured Claim mean, respectively, an Insured Claim or an Uninsured Claim that is also a Disputed Claim.

          1.44 Disputed Interest means any Interest as to which an objection has been Filed by the applicable Debtor or the Reorganized Debtor, with the consent of GE Capital, within 90 days after the Effective Date, and such objection has not been withdrawn, determined by a Final Order or a Settlement Stipulation.

          1.45 Disputed Interest Amount means the amount determined by the Debtors in their sole discretion with respect to a Disputed Interest.

          1.46 Disputed MW Class 6 Interests Reserve means the reserve of Cash set aside by the Debtors for holders of Disputed MW Class 6 Interests, which reserve will be held in trust for holders of Allowed MW Class 6 Interests and will not constitute property of the Reorganized Debtors.

          1.47   Distribution Record Date means the Confirmation Date.

          1.48 Effective Date means the Business Day the Plan becomes effective as provided in Article IX hereof.

          1.49 Escrow Account means the escrow account established with the Escrow Agent pursuant to the Escrow Agreement to hold the Class 3 Deposit.

          1.50 Escrow Agent means Bankers Trust Company, as escrow agent under the Escrow Agreement.

          1.51 Escrow Agreement means the Escrow Agreement among GE Capital, Montgomery Ward, and the Escrow Agent, approved by the Escrow Order.

          1.52 Escrow Order means the order of the Bankruptcy Court, dated April 30, 1999, approving the Escrow Agreement.

          1.53 Excess Assets means the assets in the Pension Plan as determined by the Pension Plan actuary which exceed the total vested accrued benefits for all active and vested terminated plan participants, retirees and beneficiaries.

          1.54 Executive Retention Order means the Order (a) Authorizing Assumption of Certain Executory Employment Contracts, Amendment of Certain Other Executory Employment Contracts and Entry into Certain Postpetition Employment Contracts, (b) Authorizing Executive Emergence Incentive Program and (c) Granting Certain Related Relief, entered by the Bankruptcy Court on October 31, 1997.

          1.55 Exit Financing Facility means the working capital or other borrowing facility (or facilities) for the Reorganized Debtors on and after the Effective Date.

          1.56 February 1998 Note means the "Remaining Note" in the principal amount of $15,123,200, dated as of February 28, 1998, issued by Montgomery Ward to MWCC.

          1.57 Federal Priority Tax Claim means a claim that is entitled to priority pursuant to sections 502(i) and 507(a)(8) of the Bankruptcy Code.

          1.58 Fee Claim means an Administrative Claim under section 330(a), 331, 503, or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in the Reorganization Cases on or prior to the Effective Date (including expenses of the members of the Creditors' Committee incurred as members of the Creditors' Committee in discharge of their duties as such).

          1.59 Fee Order means, collectively: (a) the Administrative Order, Pursuant to Sections 105 and 331 of the Bankruptcy Code, Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals, entered by the Bankruptcy Court on July 8, 1997; (b) the Order Granting Relief from Certain Provisions of the Administrative Order, Pursuant to Sections 105 and 331 of the Bankruptcy Code, Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals, entered by the Bankruptcy Court on December 5, 1997; and (c) the Order Appointing Fee Auditor and Establishing Related Procedures Concerning the Allowance and Payment of Compensation and Reimbursement of Expenses of Professionals and Consideration of Fee Applications, entered by the Bankruptcy Court on June 16, 1998.

          1.60 File, Filed, or Filing means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Reorganization Cases.

          1.61 Final Order means an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or the Reorganized Debtors or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order.

          1.62 GE Capital means General Electric Capital Corporation, a New York corporation.

          1.63 GE Capital Credit Card Claims means Claims of, and cure payments owed to, the GE Capital Entities under the Credit Card Agreements.

          1.64 GE Capital Deposit Claim means the Administrative Claim of GE Capital against Montgomery Ward for GE Capital's deposit of $650 million in Cash pursuant to the Escrow Agreement and the Escrow Order. GE Capital Deposit Claim shall: (a) through and including (but not after) the Effective Date, be secured by a first-priority security interest in the Class 3 Deposit pursuant to the Escrow Agreement and the Escrow Order, which security shall be automatically released on the Effective Date, and (b) if the Signature Sale Event does not occur prior to or on the Effective Date, be secured, on and after the Effective Date, by a pledge of the stock of Signature and by the Signature Sale Agreement and any related security documents, and, in the case of this clause (b), be fully recourse to Reorganized Montgomery Ward.

          1.65 GE Capital Entities means, collectively, General Electric Company, GE Capital, Monogram Credit Card Bank of Georgia, MWCC and any affiliates, subsidiaries, and divisions of the foregoing, other than the Debtors, the Reorganized Debtors and Signature; provided, however, that any affiliate of General Electric Company that holds GE Capital Non-Trade Claims shall in all events be included in the definition of the "GE Capital Entities."

          1.66 GE Capital Non-Trade Claims means Claims of the GE Capital Entities (other than the GE Capital Trade Claims, the GE Capital Credit Card Claims or the GE Capital Deposit Claim) against Montgomery Ward and Lechmere.

          1.67 GE Capital Trade Claims means, collectively, without duplication, general unsecured, non-reclamation vendor Claims (a) held by General Electric Company, and (b) acquired by GE Capital from vendors or suppliers of the Debtors at or above the par or face amount thereof after the Petition Date but prior to the Confirmation Date.

          1.68 Insured Claim means any Claim arising from an incident or occurrence that is covered under the Debtors' insurance policies, other than a workers' compensation insurance policy.

          1.69 Intercompany Claim means: (a) any account reflecting intercompany book entries by one Debtor with respect to any other Debtor, or (b) any Claim not reflected in such book entries that is held by a Debtor against any other Debtor, or (c) any Claim or claim by a Debtor or Signature against each other; but excluding the MW Intercompany Claims and the Lechmere Loan.

          1.70 Interest means the rights of the holders of Old Common Stock, Old MW Holding Preferred Stock, Old Montgomery Ward Preferred Stock, Old Montgomery Ward Common Stock, or Old Voting Trust Certificates, including the rights of any entity to purchase or demand the issuance of any of the foregoing, including: (a) conversion, exchange, voting, participation, and dividend rights;
(b) liquidation preferences; (c) stock options, warrants and put rights; and (d) share-appreciation rights.

          1.71   IRC means the Internal Revenue Code of 1986, as amended.

          1.72   IRS means Internal Revenue Service of the United States of
America.

          1.73 IRS Settlement Agreement means any agreement finally determining the Federal Priority Tax Claims and other matters, executed or to be executed between MW Holding and the IRS with respect to, among other things, the resolution of the IRS audit of the Debtors' 1991 through 1996 taxable years.

          1.74 Lechmere means Lechmere, Inc., a Massachusetts corporation and one of the Debtors.

          1.75 Lechmere Bank Guaranty Claims means, collectively, the Lechmere Bank Guaranty (Short Term) Claims and the Lechmere Bank Guaranty (Long Term) Claims.

          1.76 Lechmere Bank Guaranty (Long Term) Claims means the Claims against Lechmere of certain bank lenders and their agents (and their respective successors and assigns) party to the Long Term Credit Agreement, dated as of September 15, 1994, as amended, supplemented or otherwise modified from time to time, among Montgomery Ward, various financial institutions, The First National Bank of Chicago, as Documentary Agent, The Bank of New York, as Negotiated Loan Agent, Bank of America National Trust and Savings Association, as Advisory Agent, and The Bank of Nova Scotia, as Administrative Agent, under the Guaranty of Lechmere (relating to such Long Term Credit Agreement), dated as of December 23, 1996.

          1.77 Lechmere Bank Guaranty (Short Term) Claims means the Claims against Lechmere of the certain bank lenders and their agents (and their respective successors and assigns) under the Short Term Credit Agreement, dated as of September 15, 1994, as amended, supplemented or otherwise modified from time to time, among Montgomery Ward, various financial institutions, The First National Bank of Chicago, as Documentary Agent, The Bank of New York, as Negotiated Loan Agent, Bank of America National Trust and Savings Association, as Advisory Agent, and The Bank of Nova Scotia, as Administrative Agent, under the Guaranty of Lechmere (relating to such Short Term Credit Agreement), dated as of December 23, 1996.

          1.78 Lechmere Cash Collateral Account means the segregated interest-bearing account maintained by The Bank of Nova Scotia, as Administrative Agent, in which the Administrative Agent holds $1,723,083.38 in Cash plus interest thereon, which was transferred to it by BankBoston N.A. pursuant to the terms of a Stipulation and Order Among Certain Pre-

Petition Lenders and Debtors Modifying Automatic Stay and Authorizing Setoffs, dated May 28, 1998 and "so ordered" by the Bankruptcy Court on June 16, 1998.

          1.79 Lechmere Class 3 Payment means an amount of Cash equal to 50% of the amount the holder of an Allowed Lechmere Class 3 Unsecured Claim would have received as a holder of an Allowed Class 3 Unsecured Claim under the terms of this Plan from the MW Class 3 Distribution Pool (but excluding the Lechmere Excess Distribution Pool), had such Claim been Allowed against Montgomery Ward and had Lechmere been substantively consolidated with Montgomery Ward.

          1.80 Lechmere Class 3 Unsecured Claim means any unsecured, non-priority Claim against Lechmere (including any GE Capital Trade Claim against Lechmere), that is not a Lechmere Bank Guaranty Claim, Lechmere Noteholder Guaranty Claim, Administrative Claim, Federal Priority Tax Claim, Non-Federal Priority Tax Claim, Non-Tax Priority Claim, Secured Claim, Secured Tax Claim, GE Capital Non-Trade Claim, GE Capital Credit Card Claim, Intercompany Claim, MW Intercompany Claim or any Secondary Liability Claim.

          1.81 Lechmere Excess Distribution Pool means an amount of Cash, to be paid from the Class 3 Deposit, equal to the difference between (a) Cash that would have been distributed from the MW Class 3 Distribution Pool (but excluding the Lechmere Excess Distribution Pool) on account of Allowed Lechmere Class 3 Unsecured Claims had Lechmere been substantively consolidated with Montgomery Ward, and (b) the Lechmere Class 3 Payment on account of such Claims.

          1.82 Lechmere Loan means the post-petition loan made by Lechmere to Signature pursuant to the Order Modifying Prior Order of Court and Authorizing Lechmere, Inc. to Loan Money to Signature Financial/Marketing, Inc. Pursuant to
Section 345 of the Bankruptcy Code, entered by the Bankruptcy Court on September 14, 1998.

          1.83 Lechmere Noteholder Guaranty Claims means Claims of certain insurance companies against Lechmere pursuant to certain guaranties, dated as of March 29, 1997.

          1.84 Montgomery Ward or MW means Montgomery Ward & Co., Incorporated, an Illinois corporation and one of the Debtors.

          1.85 MW Class 3 Distribution Pool means the Class 3 Deposit, plus the applicable Net Cash Investment Yield thereon, plus increases, if any, pursuant to Sections 6.04(a), 6.07 and 10.05(b) hereof, which Cash shall be remitted to the Disbursing Agent for the benefit of the holders of Allowed MW Class 3 Unsecured Claims pursuant to Articles IV and VI hereof. Except where the Plan provides otherwise, MW Class 3 Distribution Pool shall include the Class 3 Surplus Distributions, Lechmere Class 3 Payment and Lechmere Excess Distribution Pool.

          1.86 MW Class 3 Unsecured Claim means any unsecured, non-priority Claim against the Consolidating Debtors (including Bank Claims and any GE Capital Trade Claim against Montgomery Ward) that is not an Administrative Claim, Federal Priority Tax Claim, Non-Federal Priority Tax Claim, Non-Tax Priority Claim, Secured Claim, Secured Tax Claim,

GE Capital Non-Trade Claim, GE Capital Credit Card Claim, Intercompany Claim, MW Intercompany Claim, or any Secondary Liability Claim (except for Montgomery Ward guaranties of Lechmere Claims).

          1.87 MW Class 6 Interests means, collectively, (a) Old Common Stock in MW Holding, consisting of Class A and Class B, (b) Old Voting Trust Certificates in MW Holding, if any, to the extent Old Common Stock was not issued in replacement thereof, and (c) all Claims arising from rescission of a purchase or sale of such stock or certificates, or for damages arising from the purchase or sale of such stock or certificates, and all Claims for indemnity, reimbursement, or contribution on account of such Claims.

          1.88 MW Class 6 Surplus Distributions means, to the extent that a Disputed Class 6 Interest is not Allowed or becomes Allowed in an amount less than the Disputed Interest Amount, the remaining Cash in the Disputed Class 6 Interests Reserve after distributions of Cash, if any, on account of such Disputed Class 6 Interest.

          1.89 MW Intercompany Claims means all Claims of Montgomery Ward against Lechmere aggregating $423,024,780 as of the Petition Date and secured by a lien on inventory, accounts receivable and real property of Lechmere pursuant to the Credit and Security Agreement, dated March 30, 1994.

          1.90   MWCC means Montgomery Ward Credit Corporation.

          1.91 MW Holding means Montgomery Ward Holding Corp., a Delaware corporation, one of the Debtors, and the direct or indirect parent corporation of each of the other Debtors.

          1.92 Net Cash Investment Yield means the net yield earned by the Disbursing Agent after the Effective Date, without duplication, on the MW Class 3 Distribution Pool (including, without limitation, net of any taxes imposed on such earnings, whether payable by the Disbursing Agent or the Debtors), from the investment of Cash held therein pending distributions pursuant to this Plan.

          1.93 New By-Laws means the by-laws or other organization documents of New Retailer, Reorganized MW Holding and, to the extent necessary, the amended by-laws of each Reorganized Subsidiary Debtor, and the organization documents of any other entity created in furtherance of the Plan, in each case, effective as of the Effective Date and as approved by GE Capital.

          1.94 New Certificates of Incorporation means the certificate of incorporation or other organization documents of New Retailer, Reorganized MW Holding and, to the extent necessary, the amended certificate of incorporation of each Reorganized Subsidiary Debtor, and the organization documents of any other entity created in furtherance of the Plan, in each case, effective as of the Effective Date and as approved by GE Capital.

          1.95 New LLC Interests means the ownership interests of New Retailer authorized and to be issued pursuant to this Plan in one or more classes to the GE Capital Entities or their designees as holders of the GE Capital Non-Trade Claims. The New LLC Interests shall have such rights with respect to distributions, liquidation, voting and other matters as are provided for by applicable non-bankruptcy law or in the New Certificate of Incorporation and New By-Laws of New Retailer.

          1.96 New Loss Sharing Note means the note to be executed, as of the Effective Date, by Reorganized Montgomery Ward in favor of MWCC or its designee in accordance with Section 7.03 hereof.

          1.97 New Retailer means a limited liability company to be formed as part of the Restructuring Transactions.

          1.98 New Ward Note means a note issued by Reorganized Montgomery Ward to New Retailer with a maturity of not more than four years, in an amount equal to the net fair market value of the Retained Assets less $10 million, and with such other terms and conditions as Montgomery Ward and GE Capital shall determine.

          1.99 Non-Federal Priority Tax Claim means a Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code, other than the Federal Priority Tax Claim.

          1.100 Non-Real Property Executory Contracts and Unexpired Leases means, collectively or singularly, the executory contracts and/or unexpired leases of a Debtor that are not Real Property Executory Contracts or Unexpired Leases.

          1.101 Non-Tax Priority Claim means a Claim, other than an Administrative Claim, Federal Priority Tax Claim or Non-Federal Priority Tax Claim, that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.

          1.102 Old Common Stock means, when used with reference to a particular Debtor or Debtors, any class or series of common stock issued by such Debtor or Debtors and any securities or rights convertible into or exchangeable for any class or series of common stock outstanding immediately prior to the Petition Date, including treasury stock; provided, however, that the term "Old Common Stock" shall exclude all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such common stock.

          1.103 Old Common Stock Options means (a) all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire Old Common Stock in MW Holding and/or Old Voting Trust Certificates, including share-appreciation rights, and (b) all Claims arising from rescission of a purchase or sale of such options, warrants, calls, rights, puts, awards, commitments or any other agreements or for damages arising from the purchase or sale of any of the foregoing and all Claims for indemnity, reimbursement or contribution on account of such Claims.

          1.104 Old Loss Sharing Obligations means, collectively, the obligations of Montgomery Ward to MWCC in the aggregate principal amount of $284,876,800 for Montgomery Ward's unpaid share of credit losses, net of amounts owed by MWCC to Montgomery Ward for certain revenue sharing, both under the Credit Card Agreements as of the Petition Date.

          1.105 Old Montgomery Ward Common Stock means (a) the shares of any class or series of common stock issued by Montgomery Ward to MW Holding and outstanding immediately prior to the Petition Date, (b) all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character, if any, to acquire such stock, and (c) all Claims arising from rescission of a purchase or sale of such stock or options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character, if any, to acquire such stock or for damages arising from the purchase or sale of the foregoing, and all Claims for indemnity, reimbursement, or contribution on account of such Claims.

          1.106 Old Montgomery Ward Preferred Stock means (a) the shares of any class or series of preferred stock issued by Montgomery Ward to MW Holding and outstanding immediately prior to the Petition Date, (b) all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character, if any, to acquire such stock, and (c) all Claims arising from rescission of a purchase or sale of such stock or options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character, if any, to acquire such stock or for damages arising from the purchase or sale of the foregoing, and all Claims for indemnity, reimbursement, or contribution on account of such Claims.

          1.107 Old MW Holding Preferred Stock means, collectively, (a) the shares of any class or series of preferred stock issued by MW Holding and outstanding immediately prior to the Petition Date, (b) all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character, if any, to acquire such stock, and (c) all Claims arising from rescission of a purchase or sale of such stock or options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character, if any, to acquire such stock or for damages arising from the purchase or sale of the foregoing and all Claims for indemnity, reimbursement, or contribution on account of such Claims.

          1.108 Old Voting Trust Certificates means the voting trust certificates issued by MW Holding pursuant to the Voting Trust Agreement, dated as of June 21, 1988, by and among BFB Acquisition Corp., Bernard F. Brennan and certain stockholders parties thereto, relating to Old Common Stock, which voting trust agreement was terminated pursuant to its terms as of June 21, 1998, and any voting trust certificates remaining outstanding prior to the Effective Date to the extent Old Common Stock was not issued in replacement thereof.

          1.109 Ordinary Course Professionals Order means, collectively: (a) the Order Authorizing the Retention, Employment and Payment of Certain Professionals in the Ordinary Course of Debtors' Businesses, entered by the Bankruptcy Court on July 8, 1997, (b) the Order Authorizing the Continued Retention, Employment and Payment of Certain Professionals in the Ordinary Course of Debtors' Businesses, entered by the Bankruptcy Court on January 30, 1998, and (c) the Order Authorizing the Continued Retention, Employment and Payment of Certain Professionals in the Ordinary Course of Debtors' Businesses, entered by the Bankruptcy Court on January 6, 1999.

          1.110 PBGC means Pension Benefit Guaranty Corporation of the United States of America.

          1.111 Pension Plan means the Montgomery Ward & Co., Incorporated Retirement Security Plan.

          1.112 Pension Plan Restructuring Event means the occurrence of: (a) irrevocable acquisition of participating and/or non-participating annuity contract(s) for the vested benefits of all Pension Plan and Spin-Off Plan participants acceptable to PBGC and the IRS; (b) PBGC's failure to object (or subsequent approval in the event PBGC preliminarily objects) to the termination of the Spin-Off Plan following the restructuring of the Pension Plan and establishment of the Replacement Pension Plan for the Debtors under IRC section 4980; (c) establishment of the Replacement Pension Plan; and (d) receipt by the Debtors of the Excess Assets remaining in the Spin-Off Plan upon completion of the transactions contemplated by the Pension Plan Restructuring Order, in each event pursuant to the Pension Plan Restructuring Order.

          1.113  Pension Plan Restructuring Order means the Order Authorizing
(a) the Restructuring of an Overfunded Pension Plan and (b) the Use of the Excess Assets to Establish a Qualified Replacement Pension Plan and Related Relief, Pursuant to Section 363 of the Bankruptcy Code entered by the Bankruptcy Court on February 19, 1999.

          1.114  Petition Date means July 7, 1997.

          1.115 Plan means this chapter 11 plan of reorganization, including the Plan Supplement and all supplements, appendices and schedules thereto, either in its present form or as the same may be altered, amended or modified from time to time.

          1.116  Plan Supplement means the forms of documents specified in
Section 12.11 of the Plan.

          1.117 Pro Rata means a proportionate share, so that the ratio of (a) the amount of property distributed on account of an Allowed Claim or Allowed Interest, or reserved on account of a Disputed Claim or a Disputed Interest (as the case may be), in a Class, to (b) the amount distributed on account of all Allowed Claims or Allowed Interests, or reserved on account of all Disputed Claims or Disputed Interests (as the case may be) in such Class, is the same as the ratio (x) such Claim or Interest bears to (y) the total amount of all Claims (including Disputed Claims in their respective Disputed Claim Amounts) or Interests (including Disputed Interests in their respective Disputed Interest Amounts) in such Class.

          1.118 Professional means (a) any professional employed in the Reorganization Cases pursuant to section 327 or 1103 of the Bankruptcy Code, (b) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Reorganization Cases pursuant to section 503(b)(4) of the Bankruptcy Code, and (c) the legal auditing firm of Stuart, Maue, Mitchell & James, Ltd. appointed as the fee auditor in the Reorganization Cases.

          1.119 Proponents means, collectively, the Debtors and GE Capital. When any action or decision is referred to herein as being taken or made by the Proponents, such actions or decisions will not be effective (for purposes of this Plan) unless taken or made by MW Holding and GE Capital acting jointly.

          1.120 Quarter means the period beginning on the Effective Date and ending on the next October 31, January 31, April 30, and July 31, and each three-month period thereafter.

          1.121 Quarterly Distribution Date means the twentieth day after the end of the Quarter following the Quarter in which the Effective Date occurs and the twentieth day after the end of each subsequent Quarter.

          1.122 Real Property Executory Contracts and Unexpired Leases means, collectively or singularly, the executory contracts and/or unexpired leases relating to the Debtors' interests in non-residential real property, and any executory contracts and unexpired leases appurtenant to the applicable non-residential real property, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement or operating agreements, vault, tunnel or bridge agreements or franchises, development rights, and any other interests in real estate or rights in rem related to the applicable real property.

          1.123 Reclamation Claims means Claims for reclamation Allowed in accordance with section 546(c)(2) of the Bankruptcy Code and the Order Establishing Procedures for Settlement and Payment of Reclamation Demands, entered by the Bankruptcy Court on October 14, 1997, as the same may have been or may hereafter be amended or modified, which Claims shall not include interest on any portion thereof.

          1.124 Reinstated or Reinstatement means rendering a Claim or Interest "unimpaired" within the meaning of section 1124 of the Bankruptcy Code at the option of the Debtors or the Reorganized Debtors and with the consent of GE Capital.

          1.125 Reorganization Case means: (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor in the Bankruptcy Court and (b) when used with reference to all Debtors, the chapter 11 cases pending for the Debtors in the Bankruptcy Court.

          1.126 Reorganized Debtors means the Debtors or any successors thereto (including New Retailer) by merger, consolidation or otherwise, on or after the Effective Date.

          1.127 Reorganized Montgomery Ward means Montgomery Ward on and after the Effective Date.

          1.128 Reorganized MW Holding means MW Holding on and after the Effective Date.

          1.129 Replacement Pension Plan means the tax qualified pension plan established pursuant to the Pension Plan Restructuring Order in accordance with IRC section 4980.

          1.130  Restructuring Transactions means the transactions described in
Section 5.01 hereof.

          1.131 Retail Subsidiaries means any direct or indirect subsidiary of Montgomery Ward (other than any subsidiary included among the Retained Assets) that is not merged into Montgomery Ward as part of the Restructuring Transactions as determined by Montgomery Ward and GE Capital.

          1.132 Retained Assets means the assets to be retained by Reorganized Montgomery Ward as determined by Montgomery Ward and GE Capital and listed in a Schedule to be included in the Plan Supplement (whether stock of subsidiaries or other property), having a net fair market value of at least $10 million (exclusive of the New Ward Note).

          1.133 Schedules means the schedules of assets and liabilities, the list of holders of Interests, and the statements of financial affairs Filed by the Debtors under section 521 of the Bankruptcy Code, and all amendments and modifications thereto through the Confirmation Date.

          1.134 Secondary Liability Claim means a Claim (other than a Lechmere Bank Guaranty Claim or a Lechmere Noteholder Guaranty Claim) that arises from a Debtor being liable as a guarantor of, or otherwise being jointly, severally, or secondarily liable for, any contractual, tort, or other obligation of another Debtor, including any Claim based on: (a) guaranties of collection, payment, or performance; (b) indemnity bonds, obligations to indemnify, or obligations to hold harmless; (c) performance bonds; (d) contingent liabilities arising out of contractual obligations or out of undertakings (including any assignment or other transfer) with respect to leases, operating agreements, or other similar obligations made or given by a Debtor relating to the obligations or performance of another Debtor; (e) vicarious liability; or (f) any other joint or several liability that any Debtor may have in respect of any obligation that is the basis of a Claim.

          1.135 Secured Claim means a Claim (other than an Administrative Claim, Intercompany Claim, MW Intercompany Claim or Secured Tax Claim) that is secured by a lien on property in which a Debtor's estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the applicable estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of the setoff, pursuant to section 553 of the Bankruptcy Code.

          1.136 Secured Tax Claim means a Claim (other than an Administrative Claim or Secured Claim) that is (a) held by a governmental unit for taxes owed by a Debtor; and (b) secured by a lien on property in which a Debtor's estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the applicable estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of the setoff, pursuant to section 553 of the Bankruptcy Code, in each case, to secure payment of taxes owed by a Debtor to a governmental unit.

          1.137 Settlement Stipulation means a stipulation or other agreement between the applicable Debtor or Reorganized Debtor (or, after the Confirmation Date, the Claims Resolution Committee with respect to Class 3 Unsecured Claims in excess of the applicable Claims Settlement Parameters pursuant to Section
12.06 hereof) and a holder of a Claim or a MW

Class 6 Interest; provided, however, that any Settlement Stipulation providing for allowance of any Claim in excess of $5 million shall be approved by the Bankruptcy Court.

          1.138 Signature means the assets and/or capital stock of Signature Financial/Marketing, Inc., a Delaware corporation, and its subsidiaries, which assets and/or stock are the subject of the Signature Sale Agreement.

          1.139 Signature Sale Agreement means an agreement substantially in the form of the Acquisition Agreement among Montgomery Ward, MW Holding, and GE Capital (or any other party under an agreement approved by the Proponents), providing, at the Proponents' option, for the sale of the stock or substantially all of the assets of Signature to GE Capital (or any other party under an agreement approved by the Proponents), as such agreement may be amended, modified, or supplemented.

          1.140 Signature Sale Event means the consummation of the transactions contemplated by the Signature Sale Agreement.

          1.141 Solicitation Order means the order entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject this Plan.

          1.142 Spin-Off Plan means the tax qualified pension plan established pursuant to the Pension Plan Restructuring Order to obtain the transfer of benefits of former employees and retirees with vested benefits and the Excess Assets of the Pension Plan.

          1.143 Subsidiary Debtors means, individually or collectively, a Debtor or Debtors other than MW Holding, as applicable.

          1.144 Tort Claim means any Claim that has not been compromised and settled or otherwise resolved (a) relating to personal injury, wrongful death, property damage, products liability, or other similar Claim asserted against any of the Debtors, or (b) arising under any federal, state or local statute, rule, regulation or ordinance governing, regulating or relating to health, safety, hazardous substances or the environment.

          1.145  Uninsured Claim means any Claim that is not an Insured Claim.

          1.146 Voting Deadline means the last day for submitting Ballots to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code, as specified in the Solicitation Order.

          Rules of Interpretation and Computation of Time. For purposes of this Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in this Plan to an existing document or schedule Filed or to be Filed means such document or schedule, as it may have been or may be amended, modified, or supplemented pursuant to this Plan; (d) any reference to an entity as a holder of a Claim or Interest includes that entity's successors and assigns; (e) all references in this Plan to Sections, Articles, and Schedules are references to Sections, Articles, and Schedules of or to this Plan; (f) the words "herein," "hereunder," and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (h) subject to the provisions of any contract, certificates of incorporation, by-laws, instrument, release, or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; (i) the rules of construction set forth in section 102 of the Bankruptcy Code will apply; and (j) in computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) will apply.



                                  ARTICLE II
                      TREATMENT OF ADMINISTRATIVE CLAIMS
                            AND PRIORITY TAX CLAIMS

          2.01 Administrative Claims in General. Unless otherwise agreed by the holder of an Allowed Administrative Claim and the Proponents and except as set forth in this Article II, each holder of an Allowed Administrative Claim will receive, in full satisfaction of its Claim, Cash in an amount equal to such Administrative Claim on the later of the Effective Date and the date such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Claims representing liabilities incurred in the ordinary course of business by the Debtors or liabilities arising under loans or advances to or other obligations incurred by the Debtors, to the extent authorized and approved by the Bankruptcy Court if such authorization and approval was required under the Bankruptcy Code, shall be paid and performed by the Reorganized Debtors in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to, such transactions, and the holders of such Claims shall not be required to File or serve any request for payment of such Claims. On the Effective Date, Administrative Claims under or evidenced by the DIP Credit Agreement shall be paid in Cash equal to the full amount of such Administrative Claims, and the letters of credit outstanding under the DIP Credit Agreement on the Effective Date shall be replaced or backstopped by new letters of credit under the Exit Financing Facility. Except as otherwise stated in this Section 2.01, all holders of Administrative Claims shall be required to File and serve requests for payment of their Administrative Claims; provided, however, that holders of Administrative Claims under or evidenced by the DIP Credit Agreement and holders of Allowed Reclamation Claims will not be required to File or serve any request for payment of such Claims, which will be satisfied pursuant to this
Section 2.01. The GE Capital Entities shall not be required to File or serve any request for payment of their Administrative Claims or cure payments and other amounts due under the New Loss Sharing Note, which, together with other GE Capital Credit Card Claims, shall be treated in accordance with Section 7.03 hereof.

          2.02 GE Capital Deposit Claim. The lien on the Escrow Account securing the GE Capital Deposit Claim will be deemed automatically released on the Effective Date and the

GE Capital Deposit Claim shall be treated as follows: (a) if the Signature Sale Event occurs on or before the Effective Date, then up to the full amount of the GE Capital Deposit Claim may be applied to reduce the purchase price of Signature in accordance with the terms of the Signature Sale Agreement (without any effect on the Class 3 Deposit) and the remaining principal balance, if any, on the Effective Date shall be, at the option of GE Capital, either (i) paid in Cash to GE Capital or (ii) contributed to capital of one or more of the Reorganized Debtors; or (b) if the Signature Sale Event does not occur on or before the Effective Date, then the GE Capital Deposit Claim shall be converted to a $650 million recourse obligation of Reorganized Montgomery Ward to be secured by a first-priority security interest in the stock of Signature and by the Signature Sale Agreement, up to the entire amount of which may be applied against the purchase price of Signature and the remaining principal balance, if any, on or after the Effective Date may, at the option of GE Capital, either be
(i) paid in Cash to GE Capital, or (ii) contributed to capital of one or more of the Reorganized Debtors, or (iii) satisfied in such other manner as GE Capital shall determine. GE Capital shall not be required to File or serve any requests for payment of the GE Capital Deposit Claim, which shall be satisfied pursuant to this Section 2.02. Except as provided in the Escrow Agreement, the GE Capital Deposit Claim shall bear no interest and there shall be no fees payable to the GE Capital Entities with respect to such Claim.

          2.03 Administrative Bar Date for Filing Fee Claims. Professionals or other entities asserting Fee Claims must File and serve on the Proponents and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, or other order of the Bankruptcy Court, an application for final allowance of such Fee Claim no later than 60 days after the Effective Date; provided, however, that any Professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court review or approval. Holders of Fee Claims that are required to File and serve applications for final allowance of their Fee Claims and that do not File and serve such applications within the time period set forth in this Section 2.03 shall be forever barred from asserting such Claims against the Debtors, the Reorganized Debtors, or their respective property and such Fee Claims shall be deemed discharged as of the Effective Date. Objections to any Fee Claim must be Filed and served on the Proponents and the requesting party by the later of (a) 120 days after the Effective Date, or (b) 60 days after the Filing of an application for final allowance of such Fee Claim. To the extent necessary, entry of the Confirmation Order shall amend and supersede any previously entered order of the Bankruptcy Court, including the Fee Order, regarding the payment of Allowed Fee Claims.

          2.04   Priority Tax Claims.

          (a) Federal Priority Tax Claims. Unless the IRS Settlement Agreement provides otherwise, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, the IRS shall receive from New Retailer, in full satisfaction of the Allowed Federal Priority Tax Claims, equal annual Cash payments, commencing one year after the Effective Date, in an aggregate amount equal to the Allowed Federal Priority Tax Claims, together with simple interest at a fixed annual rate equal to 7-3/4%, over a period through the sixth anniversary of the date of assessment of such Allowed Federal Priority Tax Claims, or upon such other terms determined by the Bankruptcy Court, or to provide the holder of such Allowed Federal Priority Tax Claims with deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Federal Priority Tax Claims; provided, however, that New Retailer shall have the right to pay any Federal Priority Tax Claim, or any remaining balance of such Claim, in full, at any time on or after the Effective Date, without premium or penalty.

          (b) Non-Federal Priority Tax Claims. Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the holder of an Allowed Non-Federal Priority Tax Claim and the applicable Debtor or New Retailer, each holder of an Allowed Non-Federal Priority Tax Claim shall receive from New Retailer, in full satisfaction of its Claim, equal annual Cash payments, commencing one year after the Effective Date, in an aggregate amount equal to the Allowed Non-Federal Priority Tax Claims, together with simple interest at a fixed annual rate equal to 7-3/4%, over a period through the sixth anniversary of the date of assessment of such Allowed Non-Federal Priority Tax Claims, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Non-Federal Priority Tax Claims with deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Non-Federal Priority Tax Claims; provided, however, that New Retailer will have the right to pay any Allowed Non-Federal Priority Tax Claim, or any remaining balance of such Claim, in full, at any time on or after the Effective Date, without premium or penalty.

                                  ARTICLE III
                    CLASSIFICATION OF CLAIMS AND INTERESTS

          This Plan constitutes a single plan of reorganization for all Consolidating Debtors and a separate plan of reorganization for Lechmere only. Each Class of Claims and Interests constitutes a single Class for all Consolidating Debtors and a single Class for Lechmere only. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes.

          Intercompany Claims and Interests in the Subsidiary Debtors (including, without limitation, the Old Montgomery Ward Common Stock and Old Montgomery Ward Preferred Stock) have not been classified and will be accorded treatment as provided in Section 5.02 hereof.

          In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including Fee Claims), Federal Priority Tax Claims and Non-Federal Priority Tax Claims have not been classified. Except as set forth above, all Claims and Interests are classified for all purposes, including voting, confirmation and distribution pursuant to this Plan, as follows:

Montgomery Ward
---------------

Class                                                                             Status
-----                                                                             ------
Class 1 - MW Non-Tax Priority Claims ............................     Unimpaired. Deemed to accept.

Class 2A - MW Secured Claims ....................................     Impaired. Entitled to vote.

Class 2B - MW Secured Tax Claims ................................     Impaired. Entitled to vote.

Class 3 - MW Class 3 Unsecured Claims ...........................     Impaired. Entitled to vote.

Class 4 - MW GE Capital Non-Trade Claims ........................     Impaired. Accepts.

Class 5 - Old MW Holding Preferred Stock ........................     Impaired. Accepts.

Class 6 - MW Class 6 Interests ..................................     Impaired. Entitled to vote.

Class 7 - Old Common Stock Options ..............................     Impaired. Deemed to reject.

Lechmere
--------

Class                                                                             Status
-----                                                                             ------

Class 1 - Lechmere Non-Tax Priority Claims ......................     Unimpaired. Deemed to accept.

Class 2A - Lechmere Secured Claims ..............................     Impaired. Entitled to vote.

Class 2B - Lechmere Secured Tax Claims ..........................     Impaired. Entitled to vote.

Class 3 - Lechmere Class 3 Unsecured Claims......................     Impaired. Entitled to vote.

Class 4 - Lechmere GE Capital Non-Trade Claims...................     Impaired. Accepts.

Class 5A - Lechmere Bank Guaranty (Short Term) Claims............     Impaired. Entitled to vote.

Class 5B - Lechmere Bank Guaranty (Long Term) Claims.............     Impaired. Deemed to reject.

Class 6 - Lechmere Noteholder Guaranty Claims ...................     Impaired.  Deemed to reject.

Class 7 - Lechmere Old Common Stock .............................     Impaired. Accepts.

                                   ARTICLE IV
                       TREATMENT OF CLAIMS AND INTERESTS

     1.   TREATMENT OF CLAIMS COMMON TO MONTGOMERY WARD AND LECHMERE

          4.01   MW Class 1 and Lechmere Class 1 - Non-Tax Priority Claims.

          MW Class 1 and Lechmere Class 1 are unimpaired by the Plan. Each holder of an Allowed Non-Tax Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan. Unless otherwise agreed, each holder of an Allowed Non-Tax Priority Claim shall receive Cash in an amount equal to such Allowed Non-Tax Priority Claim on the later of the Effective Date and the date such Claim becomes an Allowed Non-Tax Priority Claim.

          4.02   MW Class 2A and Lechmere Class 2A - Secured Claims.

          MW Class 2A and Lechmere Class 2A are impaired by the Plan. Each holder of an Allowed Secured Claim is entitled to vote to accept or reject the Plan. At the Proponents' sole option, on the Effective Date (a) the Plan may leave unaltered the legal, equitable and contractual rights of the holder of an Allowed Secured Claim; or (b) notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Secured Claim to demand or receive accelerated payment from the Debtors after the occurrence of a default, the Debtors may cure any such default, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, reinstate the maturity of such Claim as such maturity existed before such default, compensate the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and otherwise leave unaltered the legal, equitable or contractual rights to which such Claim entitles the holder, all pursuant to section 1124 of the Bankruptcy Code; or (c) the Debtors may pay Cash in an amount equal to such Allowed Secured Claim, including any interest on such Allowed Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code; or (d) the Debtors may deliver to the holder of an Allowed Secured Claim the property securing such Claim, in which event, the value of such holder's interest in such property shall be determined (i) by agreement of the Debtors and the holder of such Allowed Secured Claim or (ii) if they do not agree, by the Bankruptcy Court; or
(e) the Debtors may assume and assign the contract or agreement governing an Allowed Secured Claim pursuant to section 365 or 1123(b) of the Bankruptcy Code and cure any default required to be cured pursuant to section 365(b) of the Bankruptcy Code; or (f) the Debtors may pay an Allowed Secured Claim in such manner as may be agreed to by the holder of such Claim. The Proponents will be deemed to have elected option (a) with respect to Allowed MW Secured Claims and option (c) with respect to Allowed Lechmere Secured Claims, as described in the immediately preceding sentence, except with respect to any Allowed Secured Claim as to which the Proponents elect any other option in a Filed certification prior to the conclusion of the Confirmation Hearing. In the Disclosure Statement, the Debtors have identified the treatment under section 1129(b) of the Bankruptcy Code for certain holders of Secured Claims, and in the event the Proponents determine to proceed with such treatment, they shall File and serve notice thereof on the affected parties 20 days prior to the Confirmation Hearing.

          Each Secured Claim shall be deemed to be separately classified in a subclass of MW Class 2A and Lechmere Class 2A, and shall have all rights associated with separate classification under the Bankruptcy Code.

          4.03   MW Class 2B and Lechmere Class 2B - Secured Tax Claims.

          MW Class 2B and Lechmere Class 2B are impaired by the Plan and holders of Secured Tax Claims are entitled to vote to accept or reject the Plan. Except to the extent that a holder of an Allowed Secured Tax Claim has been paid by the applicable Debtor prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Secured Tax Claim shall receive from New Retailer, at the option of the Proponents, (i) Cash in an amount equal to such Allowed Secured Tax Claim, including any interest on such Allowed Secured Tax Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Secured Tax Claim becomes an Allowed Secured Tax Claim, or as soon thereafter as is practicable or
(ii) equal annual Cash payments in an aggregate amount equal to such Allowed Secured Tax Claim, together with interest at a fixed annual rate equal to 7-3/4% (or such other interest rate as the Bankruptcy Court may order), over a period through the sixth anniversary of the date of assessment of such Allowed Secured Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Secured Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Secured Tax Claim; provided, however, that if the property subject to an Allowed Secured Tax Claim is sold by the Reorganized Debtors after the Effective Date, the proceeds of such sale shall be used to pay the then-outstanding amount of such Allowed Secured Tax Claim. Each holder of an Allowed Secured Tax Claim shall retain the liens (or replacement liens as may be contemplated under non-bankruptcy law) securing its Allowed Secured Tax Claim as of the Effective Date until full and final payment of such Allowed Secured Tax Claim is made as provided herein, and upon such full and final payment, such liens shall be deemed null and void and shall be unenforceable for all purposes. Each Secured Tax Claim shall be deemed to be separately classified in a subclass of MW Class 2B and Lechmere Class 2B, and shall have all rights associated with separate classification under the Bankruptcy Code.

     2.   TREATMENT OF MONTGOMERY WARD CLAIMS AND INTERESTS

          4.04   MW Class 3 - MW Class 3 Unsecured Claims.

          MW Class 3 is impaired by the Plan. Each holder of an Allowed MW Class 3 Unsecured Claim is entitled to vote to accept or reject the Plan. Unless otherwise agreed, each holder of an Allowed MW Class 3 Unsecured Claim shall receive Cash equal to such holder's Pro Rata share of the MW Class 3 Distribution Pool (but excluding the Lechmere Class 3 Payment), in accordance with Article VI hereof.

          4.05   MW Class 4 - MW GE Capital Non-Trade Claims.

          MW Class 4 is impaired by the Plan. GE Capital, on its behalf and on behalf of the other GE Capital Entities, accepts the Plan. On the Effective Date and in accordance with the Restructuring Transactions, the GE Capital Entities or their designees shall receive, on account of the GE Capital Non-Trade Claims:

          (a) all of the New LLC Interests; and

          (b) all of the stock of the Retail Subsidiaries (to the extent not contributed to New Retailer).

          4.06   MW Class 5 - Old MW Holding Preferred Stock.

          MW Class 5 is impaired by the Plan. GE Capital, on its behalf and on behalf of the other GE Capital Entities, accepts the Plan. On the Effective Date, the holders of the Old MW Holding Preferred Stock shall retain such stock; provided, however, that, if the Signature Sale Event (or the sale of Signature to any other person approved by the Proponents) and the Pension Plan Restructuring Event occur on or prior to January 1, 2000, the Old MW Holding Preferred Stock shall be immediately converted into 389,962 shares of additional Class B Old Common Stock in MW Holding after effectuating a reverse stock split of 1,000 to 1.

          4.07   MW Class 6 - MW Class 6 Interests.

          MW Class 6 is impaired by the Plan. Each holder of an Allowed MW Class 6 Interest is entitled to vote to accept or reject the Plan. GE Capital, on its behalf and on behalf of the other GE Capital Entities as holders of 57.7% of MW Class 6 Interests, accepts the Plan. The Brennan Stockholders, as holders of 35.2% of MW Class 6 Interests, accept the Plan.

          Unless otherwise agreed, subject to the provisions of Section 5.07 hereof, (a) each holder of an Allowed MW Class 6 Interest (other than the GE Capital Entities and the Brennan Stockholders) shall receive, in redemption of its Allowed MW Class 6 Interest, a Pro Rata share of $71,000 in Cash in accordance with Article VI hereof; and (b) the GE Capital Entities that hold MW Class 6 Interests and the Brennan Stockholders shall retain their respective MW Class 6 Interests in consideration for forgoing any distribution under the Plan on account of their respective MW Class 6 Interests; provided, however, that the Brennan Stock shall be subject to the provisions of the Brennan Settlement Agreement and subject to the Call Right. All MW Class 6 Interests (other than Class B Old Common Stock in MW Holding and the Brennan Stock) shall be canceled as of the Effective Date. No duplicate distributions shall be made on account of Old Common Stock and Old Voting Trust Certificates, if any (if not replaced by Old Common Stock) representing shares of such Old Common Stock.

          4.08   MW Class 7 - Old Common Stock Options.

          MW Class 7 is impaired by the Plan. No holder of Old Common Stock Options shall receive any distributions on account of such Old Common Stock Options. On the Effective Date, all Old Common Stock Options shall be terminated. Holders of Old Common Stock Options are conclusively deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

     3.   TREATMENT OF LECHMERE CLAIMS AND INTERESTS

          4.09   Lechmere Class 3 - Lechmere Class 3 Unsecured Claims.

          Lechmere Class 3 is impaired by the Plan. Each holder of an Allowed Lechmere Class 3 Unsecured Claim is entitled to vote to accept or reject the Plan. Each holder of an Allowed Lechmere Class 3 Unsecured Claim shall receive the Lechmere Class 3 Payment in accordance with Article VI hereof, except as provided in Section 6.11(d) hereof.

          4.10   Lechmere Class 4 - Lechmere GE Capital Non-Trade Claims.

          Lechmere Class 4 is impaired by the Plan. GE Capital, on its behalf and on behalf of the other GE Capital Entities, accepts the Plan. On the Effective Date and in accordance with the Restructuring Transactions, the GE Capital Entities or their designees shall receive, on account of the GE Capital Non-Trade Claims:

          (a) all of the New LLC Interests; and

          (b) all of the stock of the Retail Subsidiaries (to the extent not contributed to New Retailer).

          4.11   Lechmere Classes 5A and 5B - Lechmere Bank Guaranty Claims.

          (a) Lechmere Class 5A - Lechmere Bank Guaranty (Short Term) Claims

          Lechmere Class 5A is impaired by the Plan. Each holder of an Allowed Lechmere Bank Guaranty (Short Term) Claim is entitled to vote to accept or reject the Plan. Unless otherwise agreed, each holder of an Allowed Lechmere Bank Guaranty (Short Term) Claim shall receive Cash equal to such holder's Pro Rata share of the Lechmere Cash Collateral Account.

          (b) Lechmere Class 5B - Lechmere Bank Guaranty (Long Term) Claims

          Lechmere Class 5B is impaired by the Plan. No holder of an Allowed Lechmere Bank Guaranty (Long Term) Claim shall receive any distributions on account of such Claim. Holders of Lechmere Bank Guaranty (Long Term) Claims are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

          4.12   Lechmere Class 6 - Lechmere Noteholder Guaranty Claims.

          Lechmere Class 6 is impaired by the Plan. No holder of Lechmere Noteholder Guaranty Claims shall receive any distributions on account of such Lechmere Noteholder Guaranty Claims. On the Effective Date, all Lechmere Noteholder Guaranty Claims shall be canceled. Holders of Lechmere Noteholder Guaranty Claims are conclusively deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

          4.13   Lechmere Class 7 - Lechmere Old Common Stock.

          Lechmere Class 7 is impaired by the Plan. Montgomery Ward, as the sole holder of Lechmere Old Common Stock, accepts the Plan. Montgomery Ward shall receive no distributions on account of the Lechmere Old Common Stock, and on the Effective Date, all Lechmere Old Common Stock shall be canceled; provided, however, that Montgomery Ward may retain the Lechmere Old Common Stock if additional assets are contributed to Lechmere as part of the Restructuring Transactions.

                                   ARTICLE V
                          REORGANIZATION TRANSACTIONS

          5.01 Restructuring Transactions Generally. The following transactions shall occur on the Effective Date, in seriatim:
                                                -----------

          (1) The Proponents shall take all steps necessary under the Escrow Agreement to permit the Class 3 Deposit to be delivered to the Disbursing Agent.

          (2) The Debtors shall obtain discharge and release of all Claims, liabilities and obligations discharged, released or extinguished pursuant to the Plan and/or the Confirmation Order.

          (3) All subsidiaries of Reorganized Montgomery Ward shall be merged into Reorganized Montgomery Ward, other than (i) the subsidiaries whose stock is included among the Retained Assets,
                 (ii) the Retail Subsidiaries, and (iii) Signature and its subsidiaries.

          (4) In exchange for the New LLC Interests, Reorganized Montgomery Ward shall issue the New Ward Note and shall transfer to New Retailer all right, title and interest in all of the assets of Reorganized Montgomery Ward, including existing licenses and permits, other than (i) the Retained Assets, (ii) the stock of Signature, and (iii) any Retail Subsidiaries identified by GE Capital not to be so contributed. Such assets shall be transferred to New Retailer subject to, and New Retailer shall assume sole and exclusive responsibility for: (a) all claims, liabilities and obligations of the Debtors incurred after the Petition Date (including, without limitation, claims, liabilities and obligations incurred pursuant to the Plan), other than any claims, liabilities and obligations directly relating to the Retained Assets, the New Loss Sharing Note, the GE

                 Capital Deposit Claim and the New Ward Note, (b) any tax liabilities of the Debtors for periods ending on or before the Effective Date to the extent payable after the Effective Date (whether or not relating to the transferred assets), including, without limitation, any taxes incurred in connection with the transfer of the assets, and (c) any tax liabilities relating to the sale of Signature and the Pension Plan Restructuring Event, provided that such sale or event occurs on or before January 1, 2000.

          (5) Reorganized Montgomery Ward shall transfer all of the New LLC Interests and all of the stock in all of the Retail Subsidiaries not contributed to New Retailer to holders of the GE Capital Non-Trade Claims, in accordance with Sections 4.05 and 4.10 hereof.

          In addition, except as otherwise set forth herein, the Reorganized Debtors may, on or as of the Effective Date, enter into such other Restructuring Transactions (including, without limitation, the Signature Sale Event and the Pension Plan Restructuring Event, in accordance with the provisions hereof) and take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses, to simplify the overall corporate structure of the Reorganized Debtors, which may include the transfer by the Subsidiary Debtors of substantially all of their assets to a newly formed corporation or such other entity which is a direct or indirect subsidiary of Reorganized Montgomery Ward or New Retailer, and/or to reincorporate certain of the Subsidiary Debtors under the laws of jurisdictions other than the laws of which the applicable Subsidiary Debtors are presently incorporated. The actions to effect these transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation, or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation, or dissolution pursuant to applicable state law; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable federal or state law in connection with such transactions. The Debtors and the Reorganized Debtors shall take all actions necessary and appropriate to cause the granting and perfection of liens and pledges to secure the GE Capital Deposit Claim. Nothing contained in this Section 5.01 shall (a) affect the amount or the timing of distributions on account of Allowed Class 3 Unsecured Claims pursuant to Articles IV and VI hereof; or (b) entitle holders of Allowed Class 3 Unsecured Claims to seek payment from any other source than the MW Class 3 Distribution Pool.

          5.02 Substantive Consolidation; Treatment of Intercompany Claims; Treatment of Interests in Subsidiary Debtors.

          (a) Substantive Consolidation. The Plan is premised upon substantive consolidation of the Consolidating Debtors for all purposes related to the Plan, including for purposes of voting, confirmation, distribution to creditors and equity security holders, and administration. On the Effective Date: (a) all assets and liabilities of all Consolidating Debtors shall be treated as though they were merged into and with the assets and liabilities of MW Holding; (b) no distributions shall be made under the Plan on account of Intercompany Claims among the Consolidating Debtors; (c) no distributions shall be made under the Plan on account of Interests in the Consolidating Debtors other than MW Holding;
(d) all guaranties of the Consolidating Debtors of the obligations of any other Consolidating Debtor shall be deemed eliminated so that any Claim against any Consolidating Debtor and any obligation or guaranty thereof executed by any other Consolidating Debtor and any joint or several liability of any of the Consolidating Debtors shall be deemed one obligation of the Consolidating Debtors; and (e) each Claim Filed in the Reorganization Case of any of the Consolidating Debtors shall be deemed Filed against the Consolidating Debtors, and shall be deemed one Claim against and obligation of the Consolidating Debtors. Notwithstanding the foregoing, such substantive consolidation shall not (other than for purposes related to the Plan) affect (a) the current legal and corporate structures of the Consolidating Debtors, subject to the right of the Reorganized Debtors to effect the Restructuring Transactions as provided in
Section 5.01 hereof; (b) Intercompany Claims by and among the Consolidating Debtors, which are treated as set forth in Section 5.02(b) hereof; (c) Interests owned by any of the Consolidating Debtors in any other Consolidating Debtor, which are treated as set forth in Section 5.02(c) hereof; and (d) guaranties executed prior to or during the Reorganization Cases of the Consolidating Debtors that are required to be maintained (i) in connection with and pursuant to executory contracts or unexpired leases that either were entered into during the Reorganization Cases or have been or will be assumed or assumed and assigned pursuant to section 365 of the Bankruptcy Code, or (ii) pursuant to the Plan.
In the event that the Bankruptcy Court orders substantive consolidation of all Debtors (including Lechmere), the Proponents shall proceed with confirmation of the Plan without any re-solicitation of votes.

          (b) Treatment of Intercompany Claims. On the Effective Date, Intercompany Claims (including Intercompany Claims by and among the Consolidating Debtors) and the Claims secured by the Lechmere Loan shall be discharged and satisfied, at the option of the Proponents, by contributions, distributions or otherwise as determined by the Proponents; provided, however, that all Intercompany Claims between each Debtor and Signature shall be canceled, except as otherwise set forth in the Signature Sale Agreement; provided further that the MW Intercompany Claims shall be treated as Allowed and Cash equal to the Lechmere Excess Distribution Pool shall be included in the MW Class 3 Distribution Pool, which Cash shall thereupon be remitted to the holders of Allowed MW Class 3 Unsecured Claims pursuant to Articles IV and VI hereof.

          (c) Treatment of Interests in Subsidiary Debtors. On the Effective Date, to the extent a Subsidiary Debtor is not dissolved or merged as part of the Restructuring Transactions, the Interests in such Subsidiary Debtor (including Interests owned by any of the Consolidating Debtors in any other Consolidating Debtor) shall remain outstanding. In addition, Reorganized MW Holding shall retain the Old Montgomery Ward Preferred Stock and the Old Montgomery Ward Common Stock.

          5.03 Sale of Signature. Prior to the Effective Date, Montgomery Ward shall sell the stock of Signature, or substantially all of the assets of Signature, to GE Capital or its designee pursuant to the Signature Sale Agreement (or any other party under an agreement approved by the Proponents); provided, however, that the Signature Sale Event may occur on or after the Effective Date without satisfaction or waiver of the conditions precedent set forth in the Signature Sale Agreement if the Effective Date occurs in accordance with Section 9.02(b)(ii) hereof. Prior to or after the Effective Date and unless GE Capital otherwise determines, the Debtors and the Reorganized Debtors shall enter into an agreement with Signature governing marketing rights and trademark licenses acceptable to GE Capital, its designee or any other purchaser of Signature acceptable to the Proponents; provided, however, that such agreement shall be rescinded, at GE Capital's sole cost and expense, if the Effective Date does not occur as provided in Article IX hereof. The Debtors and the Reorganized Debtors shall take all actions necessary and appropriate to accomplish the Signature Sale Event. If the Signature Sale Event occurs but the Effective Date subsequently fails to occur as set forth in Article IX hereof, the Signature Sale Event shall be rescinded immediately at GE Capital's sole cost and expense, and GE Capital shall immediately restore the stock or assets, as applicable, of Signature (and all income and profits, if any, earned thereon) to the Debtors' estates, in no worse condition (financial or otherwise) as was the case immediately prior to the Signature Sale Event, and at no cost or expense to the Debtors' estates.

          5.04 Class 3 Deposit and MW Class 3 Distribution Pool. Pursuant to the Escrow Agreement and the Escrow Order, on the Effective Date (or as soon as practicable thereafter in accordance with the terms of the Escrow Agreement), the Escrow Agent shall transfer the Class 3 Deposit, free and clear of liens of GE Capital, to the Disbursing Agent for the benefit of holders of Allowed Class 3 Unsecured Claims. The Class 3 Deposit and MW Class 3 Distribution Pool shall not constitute property of the Debtors' estates or the property of the Reorganized Debtors. The Disbursing Agent shall distribute the MW Class 3 Distribution Pool to holders of Allowed Class 3 Unsecured Claims pursuant to
Article VI hereof. The MW Class 3 Distribution Pool and the proceeds thereof shall constitute the sole recourse of holders of Allowed Class 3 Unsecured Claims. Holders of Allowed Claims (other than Allowed Class 3 Unsecured Claims) and Interests, and any payment obligations by MW Holding and Montgomery Ward pursuant to the Brennan Settlement Agreement, shall have no recourse to the MW Class 3 Distribution Pool or the proceeds thereof. If the Confirmation Date fails to occur on or before July 30, 1999 or if the Effective Date fails to occur on or before August 31, 1999 (unless either or both of the foregoing dates are extended by the Creditors' Committee as provided in Section 9.02 hereof), then the Escrow Agent shall return the entire Escrow Fund (as defined in the Escrow Agreement) to GE Capital under the terms of the Escrow Order in full payment of the GE Capital Deposit Claim.

          5.05 Exit Financing Facility. On the Effective Date, the Reorganized Debtors will execute and deliver those documents necessary or appropriate to obtain the Exit Financing Facility.

          5.06 Pension Plan. The Debtors and the Reorganized Debtors shall take all actions necessary and appropriate to accomplish the Pension Plan Restructuring Event.

          5.07 Brennan Settlement Agreement. The Brennan Settlement Agreement shall be approved by the Bankruptcy Court. The Debtors and the Reorganized Debtors shall take all actions necessary and appropriate to accomplish the Brennan Settlement Agreement. In furtherance of the Brennan Settlement Agreement, the Brennan Stock shall be acquired on the Effective Date by Roger V. Goddu or his designee, subject to the terms and conditions of the Brennan Settlement Agreement and other provisions of the Plan (other than the payment obligation under paragraph 3 of the Brennan Settlement Agreement); provided, however, that on the acquisition by Roger V. Goddu or his designee, the Brennan Stock shall not be subject to any indebtedness (including the Brennan Loan, as defined in the Brennan Settlement Agreement), and shall not be subject to any right of any other person to acquire such stock (other than the Call Right).
The Brennan Stockholders' obligation to pay over certain amounts to MW Holding under paragraph 3 of the Brennan Settlement Agreement shall be satisfied upon the assignment to MW Holding on the Effective Date of all amounts receivable by the Brennan Stockholders from Roger V. Goddu or his designee in consideration for the Brennan Stock (which assignment shall be deemed to occur immediately prior to the acquisition by Roger V. Goddu or his designee and be effective without further action by the Brennan Stockholders) and Roger V. Goddu or his designee shall not be subject to such payment obligation.

                                  ARTICLE VI
                 PROVISIONS REGARDING VOTING AND DISTRIBUTIONS
             UNDER THE PLAN AND TREATMENT OF CLAIMS AND INTERESTS

          6.01 Voting of Claims and Interests. Each holder of an Allowed Claim or Allowed Interest in an impaired Class of Claims or Interests shall be entitled to vote separately to accept or reject the Plan as provided in the Solicitation Order.

          6.02 Non-Consensual Confirmation. The Proponents intend to seek confirmation pursuant to section 1129(b) of the Bankruptcy Code with respect to Lechmere Classes 5B and 6, which are deemed to have rejected the Plan. In addition, if any other impaired Class or subclass of Claims or Interests entitled to vote shall not accept the Plan by the requisite majorities provided in sections 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, the Proponents reserve the right to amend the Plan in accordance with Section 12.08 hereof or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both. In addition, the Proponents may seek to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code with respect to certain holders of Secured Claims and in that event the Debtors shall give notice as provided in Section 4.02 hereof.

          6.03   Method of Distributions Under the Plan.

          (a) Generally. Subject to Bankruptcy Rule 9019 and except as set forth in Section 6.03(g) hereof, all distributions under the Plan shall be made by the Disbursing Agent to the holder, as of the Distribution Record Date, of each Allowed Claim at the address of such holder as listed on the Schedules, and to the holder, as of the Distribution Record Date, of each Allowed Interest at the address of such holder as listed in the transfer ledger of MW Holding as of the Distribution Record Date, unless the Debtors or the Reorganized Debtors have been notified in writing of a change of address, including, without limitation, by filing a proof of claim or interest by such holder that provides an address for such holder different from the address reflected on the Schedules (for holders of Allowed Claims) or on the transfer ledger as of the Distribution Record Date (for holders of Allowed Interests). Nothing contained in the Plan will require any Debtor, Reorganized Debtor, or Disbursing Agent to attempt to locate any holder of an Allowed Claim or Allowed Interest.

          (b) Distributions of Cash. Except as otherwise specified herein, payments made pursuant to the Plan will be in Cash by checks drawn on a domestic bank, or by wire transfer from a domestic bank, in each case, at the option of the Disbursing Agent; provided, however, that Cash payments to foreign holders of Allowed Claims or Allowed Interests may be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

          (c) Timing of Distributions. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Any distribution to be made on the Effective Date pursuant to this Plan shall be deemed as having been made on the Effective Date if such distribution is made on the Effective Date or as soon thereafter as is practicable.

          (d) Unclaimed or Undeliverable Distributions. Except with respect to distributions under the Plan to holders of Allowed Class 3 Unsecured Claims, any distributions under the Plan that are unclaimed or undeliverable for a period of one year after distribution thereof shall be revested in New Retailer, free of any restrictions thereon, and any entitlement of any holder of any Claim or Interest to such distributions shall be extinguished and forever barred. Distributions under the Plan to holders of Allowed Class 3 Unsecured Claims that are unclaimed or undeliverable for a period of one year after distribution thereof shall be added to the Disputed Class 3 Unsecured Claims Reserve and any entitlement of such holders of Allowed Class 3 Unsecured Claims to such distributions shall be extinguished and forever barred.

          (e) Distributions to Holders as of the Distribution Record Date. The Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute only to those holders of Allowed Claims who are holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date. As at the close of business on the Distribution Record Date, the respective transfer registers for Interests, as maintained by the Debtors, will be closed. The Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Interest that occurs after the close of business on the

Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute only to those holders of Allowed Interests who are holders of such Interests, or participants therein, as of the close of business on the Distribution Record Date. The Disbursing Agent and the Reorganized Debtors shall instead be entitled to recognize and deal for all purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Section
6.01 hereof) with only those record holders stated on the official claims register (for Claims) and official transfer ledgers (for Interests) as of the close of business on the Distribution Record Date.

          (f) Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

          (g) Distributions on Account of Bank Claims. All distributions on account of Allowed Bank Claims shall be paid by wire transfer by the Disbursing Agent to The Bank of Nova Scotia, as Administrative Agent. The Administrative Agent shall make distributions on account of such Claims in accordance with the certain master registers maintained by the Administrative Agent pursuant to the terms of the applicable credit agreements. The Administrative Agent shall be entitled for all purposes to distribute only to holders of Bank Claims as reflected in such master registers on the close of business on the Distribution Record Date.

          6.04   Class 3 Unsecured Claims.

          (a) Cash Held Prior to the Effective Date. As set forth in Section
5.04 hereof, the Escrow Agent shall transfer the Class 3 Deposit to the Disbursing Agent, which shall invest such Cash in a manner consistent with investment guidelines included in the Plan Supplement and approved by the Creditors' Committee and the Bankruptcy Court. The Disbursing Agent shall pay, or cause to be paid, out of the Class 3 Deposit any tax imposed by any governmental unit with respect to income generated by such deposit (whether imposed on such deposit or otherwise payable by the Reorganized Debtors). Distributions of Cash on account of each Allowed Class 3 Unsecured Claim from the MW Class 3 Distribution Pool will include a Pro Rata share of the Net Cash Investment Yield. If Allowed Class 3 Unsecured Claims constituting damages arising from rejection(s) of Real Property Unexpired Leases (i) include Allowed Claims for damages arising from rejection(s) of Real Property Unexpired Leases which rejection(s) occurred in respect of motions for order(s) or stipulations submitted to the Bankruptcy Court subsequent to February 5, 1999 that do not relate to rejection(s) of Real Property Unexpired Leases contemplated by the order of the Bankruptcy Court dated February 5, 1999 in respect of certain store closings and (ii) exceed $76.1 million in the aggregate, then the Reorganized Debtors or GE Capital shall increase, as promptly as practicable, the MW Class 3 Distribution Pool by the lesser of the amount distributed on account of (a) the aggregate Allowed Claims for damages arising from the rejection(s) of Real Property Unexpired Leases in excess of $76.1 million and (b) the Allowed Claims identified in clause (i) above. Notwithstanding the preceding sentence, in the event a non-Debtor party to a Real Property Unexpired Lease has submitted or submits a motion to compel rejection of such Real Property Unexpired Lease to the

Bankruptcy Court subsequent to February 5, 1999, and despite the Proponents' best efforts to oppose such motion the Bankruptcy Court enters an order rejecting such Lease, neither the Reorganized Debtors nor GE Capital shall be required to increase the MW Class 3 Distribution Pool in respect of any Claim arising from the rejection of such Lease.

          (b) Distributions on Account of Allowed MW Class 3 Unsecured Claims. Unless otherwise agreed, each holder of an Allowed MW Class 3 Unsecured Claim shall receive a Pro Rata share of the MW Class 3 Distribution Pool (excluding the Lechmere Class 3 Payment) on the later of the Effective Date and the date such Claim becomes an Allowed MW Class 3 Unsecured Claim, or as soon thereafter as is practicable. On each Quarterly Distribution Date, each holder of an Allowed MW Class 3 Unsecured Claim shall receive a Pro Rata share of the amount of Cash in (i) the Class 3 Surplus Distributions and (ii) the Lechmere Excess Distribution Pool.

          (c) Distributions on Account of Allowed Lechmere Class 3 Unsecured Claims. Unless otherwise agreed, each holder of an Allowed Lechmere Class 3 Unsecured Claim shall receive Cash equal to the Lechmere Class 3 Payment, on the later of the Effective Date and the date such Claim becomes an Allowed Lechmere Class 3 Unsecured Claim, or as soon thereafter as is practicable. On each Quarterly Distribution Date, each holder of an Allowed Lechmere Class 3 Unsecured Claim shall receive Cash from the MW Class 3 Distribution Pool equal to the Lechmere Class 3 Payment.

          (d) Distributions Withheld for Disputed Class 3 Unsecured Claims.

                    (i) Establishment and Maintenance of Disputed Class 3 Unsecured Claims Reserve. On the Effective Date and each Quarterly Distribution Date (or as soon thereafter as is practicable), the Disbursing Agent shall establish the Disputed Class 3 Unsecured Claims Reserve from the MW Class 3 Distribution Pool in an amount of Cash equal to 100% of distributions to which holders of Disputed Class 3 Unsecured Claims would be entitled under the Plan as of such date if such Disputed Class 3 Unsecured Claims were Allowed Claims in their Disputed Claim Amounts. The amount reserved in the Disputed Class 3 Unsecured Claims Reserve with respect to Insured Claims that are Class 3 Unsecured Claims shall be the applicable deductible under the relevant insurance policy on account of such Insured Claims, minus (a) any reimbursement obligations of the applicable Debtor to the insurance carrier for sums expended by the insurance carrier and (b) payments made directly by the Debtors or the Reorganized Debtors on account of such Claims (including defense costs).

                    (ii) Property Held in Disputed Class 3 Unsecured Claims Reserve. The Disbursing Agent will invest the Cash held in the Disputed Class 3 Unsecured Claims Reserve in a manner consistent with investment guidelines included in the Plan Supplement and approved by the Creditors' Committee. The Disbursing Agent shall pay, or cause to be paid, out of the funds held in the Disputed Class 3 Unsecured Claims Reserve, any tax imposed by any governmental unit with respect to income generated by the property held in such reserve (whether imposed on such reserve or otherwise payable by the

          Reorganized Debtors). The Disbursing Agent will also include in the Disputed Class 3 Unsecured Claims Reserve the Net Cash Investment Yield from such investment of Cash.

          (e) Distributions Upon Allowance of Disputed Class 3 Unsecured Claims. The holder of a Disputed Class 3 Unsecured Claim that becomes Allowed subsequent to the Effective Date shall receive distributions of Cash from the Disputed Class 3 Unsecured Claims Reserve on the next Quarterly Distribution Date that follows the Quarter during which such Disputed Class 3 Unsecured Claim becomes Allowed pursuant to a Final Order or a Settlement Stipulation. Such distributions shall be made in accordance with the Plan based upon the cumulative distributions that would have been made to such holder under the Plan if the Disputed Class 3 Unsecured Claim had been Allowed on the Effective Date (with any post-Effective Date interest thereon earned by the Disbursing Agent) and shall not be limited by the Disputed Claim Amounts previously reserved with respect to such Disputed Class 3 Unsecured Claims to the extent that additional amounts are available therefor from the Class 3 Surplus Distributions but only to the extent that such additional amounts have not yet been distributed to holders of Allowed Class 3 Unsecured Claims.

          (f) Tax Reporting for Disputed Class 3 Unsecured Claims Reserve. Subject to definitive guidance from the IRS or the courts to the contrary (including the receipt by the Disbursing Agent of a private letter ruling if the Disbursing Agent so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Disbursing Agent), the Disbursing Agent shall (i) treat the Disputed Class 3 Unsecured Claims Reserve as a discrete trust for federal income tax purposes, consisting of separate and independent shares to be established in respect of each Disputed Class 3 Unsecured Claim, in accordance with the trust provisions of the IRC (sections 641, et seq.), and (ii) to the extent permitted by applicable law, report consistently for state, local or foreign income tax purposes. All parties (including all holders of Allowed and Disputed Class 3 Unsecured Claims) shall report consistently with such treatment.

          (g) Surplus Distributions to Holders of Allowed Class 3 Unsecured Claims. The Class 3 Surplus Distributions shall be made to the holders of Allowed Class 3 Unsecured Claims pursuant to Article VI hereof; provided, however, that the Disbursing Agent shall be under no obligation to make any Class 3 Surplus Distributions on a Quarterly Distribution Date unless: (i) the Cash portion of the Class 3 Surplus Distributions on a Quarterly Distribution Date aggregates $10 million or more, or (ii) the distribution is the last distribution under the Plan.

          (h) Tort Claims. All Tort Claims are Disputed Claims. Any Tort Claim as to which a proof of claim was timely Filed in the Reorganization Cases shall be determined and liquidated in the administrative or judicial tribunal(s) in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction, or in accordance with any alternative dispute resolution or similar proceeding as the same may be approved by order of the Bankruptcy Court. Any Tort Claim determined and liquidated (i) pursuant to a judgment obtained in accordance with this Section 6.04(h) and applicable non-bankruptcy law which is no longer appealable or subject to review, or (ii) in any alternative dispute resolution or similar proceeding as the same may be approved by order of the Bankruptcy Court (except, in either case, as to Tort Claims which are

Allowed Administrative Claims) shall be deemed, to the extent applicable, an Allowed Class 3 Unsecured Claim in such liquidated amount (provided that for Insured Claims, such amount shall not exceed the amount of the Debtors' applicable self-insured retention amount less the amount of any payment by the Debtors for defense or other costs in liquidating such Claim) and satisfied from the MW Class 3 Distribution Pool, subject to Section 6.07 hereof. Nothing contained in this Section 6.04(h) shall impair the rights of the Debtors, the Claims Resolution Committee or any other party in interest to seek estimation of any and all Tort Claims and other unliquidated Claims in a court or courts of competent jurisdiction or constitute or be deemed a waiver of any cause of action that the Debtors may hold against any entity, including, without limitation, in connection with or arising out of any Tort Claim or other unliquidated Claim.

          6.05   MW Class 6 Interests.

          (a) Distributions on Account of Allowed MW Class 6 Interests. Unless otherwise agreed, each holder of an Allowed MW Class 6 Interest (other than the GE Capital Entities and the Brennan Stockholders) shall receive a Pro Rata share of $71,000, on the later of the Effective Date and the date such Interest or Interests become Allowed, or as soon thereafter as is practicable. On each Quarterly Distribution Date, each holder of Allowed MW Class 6 Interest shall receive a Pro Rata share of the amount of Cash in the MW Class 6 Surplus Distribution.

          (b) Distributions Withheld for Disputed MW Class 6 Interests.

                    (i) Establishment and Maintenance of Disputed MW Class 6 Interests Reserve. On the Effective Date and each Quarterly Distribution Date (or as soon thereafter as is practicable), the Disbursing Agent shall establish the Disputed MW Class 6 Interests Reserve from the distributions to be made on such dates to the holders of Allowed MW Class 6 Interests, an amount of Cash equal to 100% of distributions to which holders of Disputed MW Class 6 Interests would be entitled under the Plan as of such date if such Disputed MW Class 6 Interests were Allowed Interests in their Disputed Interest Amounts. MW Class 3 Unsecured Claims for redemption of Old Common Stock shall be included for purposes of calculating the Disputed MW Class 6 Interests Reserve. Accordingly, in the event that an objection to such Claims is Filed by the Claims Objection Deadline, the Disputed MW Class 6 Interests Reserve will provide sufficient reserves therefor. Absent an objection to such Claims by the Claims Objection Deadline, however, such Claims shall be Allowed and treated as MW Class 3 Unsecured Claims.

                    (ii) Property Held in Disputed MW Class 6 Interests Reserve. The Disbursing Agent will invest the Cash held in the Disputed MW Class 6 Interests Reserve in a manner consistent with investment guidelines included in the Plan Supplement. The Disbursing Agent shall pay, or cause to be paid, out of the funds held in the Disputed MW Class 6 Interests Reserve, any tax imposed by any governmental unit with respect to income generated by the property held in such reserve (whether imposed on such reserve or otherwise payable by the Reorganized Debtors).

          (c) Tax Reporting for Disputed MW Class 6 Interests Reserve. Subject to definitive guidance from the IRS or the courts to the contrary (including the receipt by the Disbursing Agent of a private letter ruling if the Disbursing Agent so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Disbursing Agent), the Disbursing Agent shall
(i) treat the Disputed MW Class 6 Interests Reserve as a discrete trust for federal income tax purposes, consisting of separate and independent shares to be established in respect of each Disputed MW Class 6 Interest, in accordance with the trust provisions of the IRC (sections 641, et seq.), and (ii) to the extent permitted by applicable law, report consistently for state and local income tax purposes. All parties (including all holders of Allowed and Disputed MW Class 6 Interests) shall report consistently with such treatment.

          (d) Distributions Upon Allowance of Disputed MW Class 6 Interests. The holder of a Disputed MW Class 6 Interest that becomes Allowed subsequent to the Effective Date shall receive distributions of Cash from the Disputed MW Class 6 Interests Reserve on the next Quarterly Distribution Date that follows the Quarter during which such Disputed Class 6 Interest becomes Allowed pursuant to a Final Order or a Settlement Stipulation. Such distributions shall be made in accordance with the Plan based upon the cumulative distributions that would have been made to such holder under the Plan if the Disputed MW Class 6 Interest had been Allowed on the Effective Date, without any post-Effective Date interest thereon.

          (e) Surplus Distributions to Holders of Allowed MW Class 6 Interests. The MW Class 6 Surplus Distributions shall be made to the holders of Allowed MW Class 6 Interests pursuant to Section 4.07 hereof; provided, however, that the Disbursing Agent shall be under no obligation to make any MW Class 6 Surplus Distributions on a Quarterly Distribution Date unless: (i) the Cash portion of the MW Class 6 Surplus Distributions on a Quarterly Distribution Date aggregates $25,000 or more, or (ii) the distribution is the last distribution under the Plan.

          6.06   Objections to and Resolution of Claims and Interests;
Estimation.

          (a) Effective as of the Confirmation Date, except as to Fee Claims which shall be governed by Article II hereof, the Reorganized Debtors shall have the exclusive right to make and File objections to all Claims (other than Class 3 Unsecured Claims in excess of the Claims Settlement Parameters) and Interests and the Claims Resolution Committee (or the Reorganized Debtors with the consent of the Claims Resolution Committee) shall have the exclusive right to make and File objections to Class 3 Unsecured Claims in excess of the Claims Settlement Parameters pursuant to Section 12.06 hereof.

          (b) On or as soon as practicable after the Confirmation Date, the Debtors or the Claims Resolution Committee shall File motion(s), pursuant to section 502(c) of the Bankruptcy Code, for order(s) estimating or limiting the amount of Cash which shall be deposited in the reserves in respect of any Disputed or undetermined Claims, with notice, and an opportunity to be heard, to the affected holders of such Disputed or undetermined Claims, and the Claims Resolution Committee. Unless the Confirmation Order provides otherwise, the hearing on such motion(s) shall be held within 30 days after the Confirmation Date.

          (c) Unless (i) all of the Claims that such parties intend to dispute are already the subject of Filed objection(s) or (ii) determined by the Bankruptcy Court after notice and an opportunity to be heard, the Debtors, the Creditors' Committee and the Claims Resolution Committee shall determine whether they dispute any Claim and shall File one or more Disputed Claims Lists on or before the Effective Date.

          (d) Unless the Claims Resolution Committee or the Reorganized Debtors determine otherwise, on or before the Claims Objection Deadline, objections to, and, if applicable, requests for estimation of, each Disputed Claim (other than any Disputed Claim set forth in Section 1.39(a)(i) hereof) and Disputed Interest shall be Filed by the Reorganized Debtors (or the Claims Resolution Committee, or the Reorganized Debtors with the consent of the Claims Resolution Committee, with respect to Class 3 Unsecured Claims in excess of the Claims Settlement Parameters pursuant to Section 12.06 hereof).

          (e) The Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections to all Claims (except for Class 3 Unsecured Claims in excess of the Claims Settlement Parameters pursuant to Section 12.06 hereof) and Interests without approval of the Bankruptcy Court or the Claims Resolution Committee; provided, however, that compromise and settlement of Claims in excess of the Settlement Stipulation amount shall be subject to the Bankruptcy Court approval.

          6.07 Distributions Relating to Allowed Insured Claims. Distributions under the Plan to each holder of an Allowed Insured Claim (other than an Allowed Administrative Claim) shall be in accordance with the treatment provided under the Plan for Class 3 Unsecured Claims. Any liquidated and determined Insured Claim amount in excess of the Debtors' applicable self-insured retention amount (less the amount of any payment by the Debtors for defense or other costs in liquidating such Claim) shall be the obligation of and satisfied by any applicable insurance agreement providing coverage for the Insured Claim. For the avoidance of doubt, the Insured Claim in an amount equal to any self-insured retention obligation of the Debtors or similar amount shall be deemed satisfied to the extent of the amount of the Allowed Insured Claim, rather than the amount actually distributed from the MW Class 3 Distribution Pool. If payment is made from the MW Class 3 Distribution Pool on account of an Insured Claim that is an Allowed Class 3 Unsecured Claim and the Reorganized Debtors subsequently receive recovery from their insurance carriers on account of such Claim, such recovery, not to exceed the amount paid on account on such Claim from the MW Class 3 Distribution Pool, shall be repaid to the Disbursing Agent to be added to the MW Class 3 Distribution Pool. The Reorganized Debtors will cooperate in any proceedings against their insurance carriers for recovery of Insured Claims that are Class 3 Unsecured Claims that have been paid from the MW Class 3 Distribution Pool. Nothing contained in this Section 6.07 shall constitute or be deemed a waiver of any cause of action that the Debtors, the Reorganized Debtors or any entity may hold against any other entity, including, without limitation, insurers under any policies of insurance.

          6.08 Cancellation of Securities, Instruments and Agreements Evidencing Claims and Interests. Except as otherwise provided in the Plan and in any contract, instrument, or other agreement or document created in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to this Article VI, the promissory notes, share certificates (including treasury stock), other instruments evidencing any Claims or Interests, and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such Interests shall be deemed canceled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under the notes, share certificates, and other agreements and instruments governing such Claims and Interests shall be discharged. The holders of or parties to such canceled notes, share certificates, and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates, and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan.

          6.09 Setoffs. The Reorganized Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim or Allowed Interest and the distributions to be made pursuant to the Plan on account of such Claim or Interest (before any distribution is made on account of such Claim) the claims, rights, and Causes of Action of any nature that the applicable Debtor or Reorganized Debtor may hold against the holder of such Allowed Claim or Allowed Interest. With respect to any claim, right, or cause of action of any Debtor that arose prior to the Petition Date, to the extent that a Reorganized Debtor fails to effect a setoff with a holder of an Allowed Claim or Allowed Interest and seeks to collect on such claim, right, or cause of action from such holder after a distribution to such holder pursuant to the Plan on account of its Claim or Interest, the applicable Reorganized Debtor's recovery on its claim against such holder will be limited to an amount that does not exceed the amount that would have been recovered had such claim, right, or cause of action against the holder been set off against the holder's Allowed Claim or Allowed Interest prior to any distribution pursuant to the Plan to the holder on account of such Allowed Claim or Allowed Interest.

          6.10 Release of Liens. Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created or assumed in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article VI, all mortgages, deeds of trust, liens, pledges, or other security interests against the property of any Debtor's estate (including, without limitation, the stock of Signature pledged to secure the Lechmere Loan) shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, liens, pledges, or other security interests shall revert to the applicable Reorganized Debtor and its successors and assigns. The liens and pledges securing the Lechmere Loan and the obligations of Signature to repay Lechmere thereunder shall be canceled, and no distribution shall be made on account of such obligations. Any and all liens and security interests created in connection with the Credit Card Agreements shall remain unaffected by, and shall survive, confirmation and consummation of the Plan.

          6.11 Special Provisions Regarding Treatment of Allowed Secondary Liability Claims. On the Effective Date:

          (a) Allowed Secondary Liability Claims arising from or related to any Debtor's joint or several liability for the obligations under any (i) Allowed Claim that is being Reinstated under the Plan or (ii) executory contract or unexpired lease that is being assumed by another Debtor or under any executory contract or unexpired lease that is being assumed by and assigned to another Debtor or any other entity, will be Reinstated;

          (b) Except as provided in subsection (d) hereof, holders of Allowed Secondary Liability Claims, including such Claims against MW Holding or Montgomery Ward arising from or related to either MW Holding's or Montgomery Ward's guarantees of payment or collection of Class 3 Unsecured Claims, will be entitled to only one distribution from the Debtor that is primarily liable for the underlying Allowed Claim, which distribution will be as provided in the Plan in respect of such underlying Allowed Claim, and will be deemed satisfied in full by the distributions on account of the related underlying Allowed Claim;

          (c) No multiple recovery on account of any Allowed Secondary Liability Claim will be provided or permitted; and

          (d) Holders of Allowed Secondary Liability Claims arising from guaranties by Montgomery Ward of obligations of Lechmere shall receive distributions on account of their Allowed MW Class 3 Unsecured Claims and, notwithstanding Section 4.09 hereof, shall receive no distributions on account of their Allowed Lechmere Class 3 Unsecured Claims.

          6.12 Payment of Taxes and Other Expenses. The Disbursing Agent shall either directly pay, or remit to the Debtors or Reorganized Debtors for payment (as appropriate), all expenses, including, without limitation, taxes imposed on earnings with respect to the amounts reserved on account of Claims and Interests entitled to distributions under the Plan. The Disbursing Agent is hereby authorized, in respect of the Disputed Class 3 Unsecured Claims Reserve and the Disputed MW Class 6 Interests Reserve, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of such reserve for all taxable periods from and after the Effective Date through the termination of such reserve.

                                  ARTICLE VII
                   EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          7.01 Assumption and Assignment, or Rejection of Executory Contracts and Unexpired Leases.

          (a) Assumption and Assignment of Real Property Executory Contracts and Unexpired Leases. Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, pursuant to sections 365 and 1123(b) of the Bankruptcy Code, all Real Property Executory Contracts and Unexpired Leases that exist between the Debtors and any person shall be deemed assumed and assigned by the Reorganized Debtors to New Retailer as of the Effective Date, except (1) for any Real Property Executory Contract and Unexpired Lease (a) which has been assumed pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, (b) which has been rejected pursuant to an order of the Bankruptcy Court entered before the Confirmation Date, or (c) as to which a motion for approval of the rejection of such Real Property Executory Contract or Unexpired Lease has been Filed and served prior to the Confirmation Date; or (2) as otherwise set forth in Schedule 7.01(a) as being Real Property Executory Contracts or Unexpired Leases to be rejected, which Schedule shall be included in the Plan Supplement; provided, however, that the Debtors reserve the right, at any time prior to the Confirmation Date, to amend Schedule 7.01(a) to delete any Real Property Executory Contract or Unexpired Lease therefrom or add any Real Property Executory Contract or Unexpired Lease thereto, in which event such Real Property Executory Contract(s) or Unexpired Lease(s) shall be deemed to be assumed and assigned, or rejected, respectively. The Debtors or Reorganized Debtors shall provide notice of any amendments to Schedule 7.01(a) to the parties to the Real Property Executory Contracts and Unexpired Leases affected thereby, the Creditors' Committee and GE Capital, together with new Ballots permitting such parties to change their votes on the Plan in accordance with the Solicitation Order.

          (b) Additional Provisions Concerning Real Property Executory Contracts and Unexpired Leases. Each Real Property Executory Contract and Unexpired Lease listed on Schedule 7.01(a) will include any modifications, amendments, supplements, restatements, or other agreements made, directly or indirectly, by any agreement, instrument, or other document that in any manner affects such contract or lease, irrespective of whether such agreement, instrument, or other document is listed on Schedule 7.01(a).

          (c) Non-Real Property Executory Contracts and Unexpired Leases. Except as otherwise provided in the Plan (including Section 7.03 hereof) or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, pursuant to sections 365 and 1123(b) of the Bankruptcy Code, all Non-Real Property Executory Contracts and Unexpired Leases that exist between the Debtors and any person shall be deemed rejected as of the Effective Date, except for any Non-Real Property Executory Contract or Unexpired Lease (a) which has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, (b) which has been assumed pursuant to an order of the Bankruptcy Court entered before the Confirmation Date, (c) as to which a motion for approval of the assumption of such executory contract or unexpired lease has been Filed and served prior to the Confirmation Date, or (d) which is set forth in Schedule 7.01(c), which Schedule shall be included in the Plan Supplement; provided, however, that the Debtors reserve the right, at any time prior to the Confirmation Date, to amend Schedule 7.01(c) to delete or add any Non-Real Property Executory Contract or Unexpired Lease therefrom or thereto, in which event such Non-Real Property Executory Contract(s) or Unexpired Lease(s) shall be deemed to be rejected or assumed and assigned, respectively. The Debtors or Reorganized Debtors shall provide notice of any amendments to
Schedule 7.01(c) to the parties to the Non-Real Property Executory Contracts or Unexpired Leases affected thereby, the Creditors' Committee and GE Capital, together with new Ballots permitting such parties to change their votes on the Plan in accordance with the Solicitation Order.

          (d) Assignments Related to the Restructuring Transactions. As of the date of the applicable Restructuring Transaction, any executory contract or unexpired lease of the Debtors or the Reorganized Debtors related to the Restructuring Transactions will be deemed assumed and assigned to New Retailer pursuant to sections 365 and 1123(b) of the Bankruptcy Code.

          (e) Approval of Assumptions and Assignment, or Rejection of Executory Contracts and Unexpired Leases. Except as provided in Section 7.03 hereof with respect to the Credit Card Agreements, entry of the Confirmation Order will constitute, as of the Effective Date: (a) the approval, pursuant to sections 365 and 1123(b) of the Bankruptcy Code, of the assumption and assignment, or rejection, as applicable, of the executory contracts and unexpired leases assumed and assigned, or rejected pursuant to Sections 7.01(a) and 7.01(c) hereof, and (b) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume and assign, or reject the unexpired leases of non-residential real property specified in Section 7.01(a) hereof through the date of entry of an order approving the assumption and assignment, or rejection of such leases. The order of the Bankruptcy Court approving the Disclosure Statement, the Confirmation Order, or another order of the Bankruptcy Court entered on or prior to the Confirmation Date, will specify the procedures for providing notice to each party whose executory contract or unexpired lease is being assumed and assigned pursuant to the Plan of: (i) the identity of the contract or lease being assumed and assigned; (ii) the cure, if any, that the applicable Debtor believes it would be obligated to pay in connection with such assumption and assignment; and (iii) the procedures for such party to object to the assumption, assignment, and amount of the proposed cure. The listing of a document on Schedule 7.01(a) or Schedule 7.01(c) shall not constitute an admission by the Debtors or Reorganized Debtors that such document is an executory contract or an unexpired lease or that the Debtors or Reorganized Debtors have any liability thereunder.

          (f) Cure of Defaults. Except as may otherwise be agreed to by the parties, within five Business Days after the Effective Date, the Reorganized Debtors shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed and assigned pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within ten days after entry of a Final Order or a Settlement Stipulation, determining the amount, if any, of the Debtors' or Reorganized Debtors' liability with respect thereto, or as may otherwise be agreed to by the parties. With respect to assumptions and assignment of executory contracts and unexpired leases between Debtors, the Reorganized Debtor assuming and assigning such contract may cure any monetary default (a) by treating such amount as either a direct or indirect contribution to capital or distribution (as appropriate), (b) through an intercompany account balance in lieu of payment in Cash, or (c) with respect to any Claim or claim by a Debtor or Signature against each other, pursuant to the Signature Sale Agreement.

          7.02 Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Notwithstanding anything in the Bar Date Order to the contrary, if the rejection of an executory contract or unexpired lease pursuant to Sections 7.01(a) or 7.01(c) hereof gives rise to a Claim (including any Claims arising from those indemnification obligations described in Section 10.07 hereof by the other party or parties to such contract or lease), such Claim will be forever barred and will not be enforceable against the Debtors, the Reorganized Debtors, New Retailer, their respective successors, or their respective properties or against the MW Class 3 Distribution Pool unless a proof of claim is Filed and served on the Reorganized Debtors and the Claims Resolution Committee, pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order or another order of the Bankruptcy Court, no later than 30 days after the later of (i) the Effective Date and (ii) delivery of a notice of amendment to Schedule 7.01(a) or 7.01(c).

          7.03 Assumption and Assignment of the Credit Card Agreements; Amendment to the Credit Card Agreements. Pursuant to sections 365(a) and 1123(b) of the Bankruptcy Code, but subject to Section 9.03 hereof, the Debtors will assume and assign the Credit Card Agreements to New Retailer on the Confirmation Date. The requisite cure pursuant to section 365(b) of the Bankruptcy Code shall consist of:

          (a) the issuance of the New Loss Sharing Note in an amount equal to the Old Loss Sharing Obligations under such terms as shall be agreed to by the Reorganized Debtors and MWCC, unless, prior to or on the Effective Date, GE Capital elects to apply all or a portion of the Old Loss Sharing Obligations to satisfy payment of a portion of the purchase price of Signature pursuant to the Signature Sale Agreement, in which case the New Loss Sharing Note shall be issued in the amount of the Old Loss Sharing Obligations not so applied or not issued at all, as applicable;

          (b) amounts owed under (i) the February 1998 Note, plus interest thereon, and (ii) the Credit Card Agreements for the period commencing on the Petition Date, in each case, shall be paid as and when due in accordance with the terms and provisions of the governing agreements or instruments between the Debtors and the GE Capital Entities or as otherwise agreed between the GE Capital Entities and the Reorganized Debtors; and

          (c) payment of prepetition amounts due and owing, as of the Effective Date by the Debtors under the Credit Card Agreements for non-loss sharing obligations (including, without limitation, promotions), which were accrued but unpaid as of the Petition Date, either in Cash or as otherwise agreed between the GE Capital Entities and the Reorganized Debtors.

          Pursuant to section 1142(b) of the Bankruptcy Code, the Debtors and the Reorganized Debtors, as appropriate, are authorized to (a) amend the Credit Card Agreements in certain technical respects, as necessitated by the Restructuring Transactions, and (b) take all such other actions as any of their officers may determine are necessary or appropriate to continue the private label receivables credit facilities for the Debtors and the Reorganized Debtors, all without further action by their respective directors or stockholders, and with like effect as if such actions had been taken by the unanimous action of the respective directors of the Debtors or the Reorganized Debtors, as appropriate.

          7.04 Post-Petition Executory Contracts and Unexpired Leases. Executory contracts and unexpired leases entered into or assumed and other obligations incurred after the Petition Date by any Debtor will be performed, in accordance with the Restructuring Transactions, by the Debtor, Reorganized Debtor or by New Retailer, as applicable, in the ordinary course of its business, and such executory contracts and unexpired leases and other obligations will survive and remain unaffected by entry of the Confirmation Order.

          7.05 Continuation of Certain Employee, Retiree, and Workers' Compensation Benefits.

          (a) Compensation and Benefit Programs. Except as provided in Section 7.01(c) hereof, from and after the Effective Date, the Reorganized Debtors, at their sole discretion, will continue their existing employee benefit policies, plans, and agreements, including: (i) employee purchase discounts; (ii) health, life, and travel insurance; (iii) sick pay and long-term disability pay; (iv) vacation and holiday pay; and (v) the severance program established pursuant to the Order (A) Authorizing Key Employee Retention Program, (B) Authorizing Implementation of Severance Program, (C) Approving Amendment To Retirement Security Plan and (D) Granting Certain Related Relief, entered by the Bankruptcy Court on September 17, 1997, subject to any rights to amend, modify, or terminate such benefits under the terms of the applicable agreements, applicable non-bankruptcy law or determination by the Boards of Directors of the Reorganized Debtors.

          (b) Retiree Benefits. From and after the Effective Date, New Retailer will pay "retiree benefits" (as defined in section 1114(a) of the Bankruptcy
Code) and any similar health and medical benefits in accordance with the terms of the retiree benefit plans or other agreements governing the payment of such benefits; provided, however, that any benefits payable pursuant to any supplemental employee retirement program of Montgomery Ward shall only be paid if such agreement is assumed and assigned to New Retailer under Section 7.01(c) hereof.

          (c) Self-Insured Workers' Compensation Benefits. From and after the Effective Date, the Reorganized Debtors, in their sole discretion, will continue to pay valid Claims arising before the Petition Date under the Debtors' self-insured workers' compensation programs: (i) that would not otherwise be paid by another entity or a state agency under a surety bond, letter of credit, or other obligation; or (ii) the continued payment of which will be required for the Reorganized Debtors to maintain their self-insured status in the applicable state.

                                  ARTICLE VIII
          PROVISIONS CONCERNING CORPORATE GOVERNANCE AND MANAGEMENT
                            OF REORGANIZED DEBTORS

          8.01 General. On the Effective Date, the management, control and operation of the Reorganized Debtors shall become the general responsibility of the respective Boards of Directors of the Reorganized Debtors, who shall, thereafter, have the responsibility for the management, control and operation of the Reorganized Debtors.

          8.02 Directors and Officers. The initial Boards of Directors of New Retailer, Reorganized MW Holding and the Reorganized Subsidiary Debtors shall consist of those individuals whose names shall be disclosed prior to the date of the Confirmation Hearing. The officers of the Debtors immediately prior to the Effective Date shall serve as the initial officers of the Reorganized Debtors on and after the Effective Date until his or her successor is duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the New Certificates of Incorporation and the New By-Laws. Such officers shall serve in accordance with any employment agreement with the Reorganized Debtors and applicable non-bankruptcy law.

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

          8.03 New By-Laws and New Certificates of Incorporation. As of the Effective Date, the certificates of incorporation and the by-laws of New Retailer, Reorganized MW Holding and, to the extent necessary, the Reorganized Subsidiary Debtors shall be in the form of the New Certificates of Incorporation and the New By-Laws, respectively. The New Certificates of Incorporation and the New By-Laws shall, among other things: (i) prohibit the issuance of non-voting equity securities to the extent required by section 1123(a) of the Bankruptcy Code, subject to further amendment of such New Certificate of Incorporation and New By-Laws as permitted by applicable law, (ii) in the case of New Retailer, authorize the issuance of the New LLC Interests with respect to the GE Capital Non-Trade Claims, and (iii) effectuate the provisions of the Plan, in each case without any further action by the stockholders or directors of the Debtors, New Retailer or the Reorganized Subsidiary Debtors. After the Effective Date, New Retailer, Reorganized MW Holding and the Reorganized Subsidiaries may further amend and restate their respective New Certificates of Incorporation and/or the New By-Laws as permitted by applicable law, subject to the terms and conditions of such constituent documents.

          8.04 Issuance of New Securities. The issuance of the following securities by New Retailer and Reorganized Montgomery Ward are hereby authorized without further act or action under applicable law, regulation, order or rule:
(i) the New LLC Interests, (ii) the New Ward Note, and (iii) the New Loss Sharing Note. On the Effective Date, New Retailer shall issue the New LLC Interests in accordance with the Restructuring Transactions.

                                   ARTICLE IX
                   CONFIRMATION AND CONSUMMATION OF THE PLAN

          9.01 Confirmation Date. The Bankruptcy Court shall not enter the Confirmation Order unless and until the Confirmation Order shall be reasonably acceptable in form and substance to the Proponents and the Creditors' Committee.

          9.02 Effective Date. The Effective Date shall occur and the Plan shall be consummated upon (a) entry of the Confirmation Order on or before July 30, 1999, and (b) the earlier to occur of (i) the consummation of the Restructuring Transactions, or (ii) August 31, 1999; provided, however, the Creditors' Committee may extend, from time to time, upon five days' written notice to the Proponents, either or both of the dates set forth in this Section 9.02(a) and (b)(ii) hereof to a date not later than December 31, 1999, but may not extend the Effective Date more than 60 days after the Confirmation Date (unless the Confirmation Order shall be the subject of a stay pending appeal, or other similar order or proceeding, in which case such 60-day period limitation shall not apply).

          9.03 Consequences of Non-Occurrence of Effective Date. If the Effective Date has not occurred as set forth in Section 9.02 hereof: (a) the Class 3 Deposit shall be returned to GE Capital as soon as practicable thereafter; (b) the Plan shall be null and void in all respects; (c) at GE Capital's sole cost and expense, all Restructuring Transactions (except the Pension Plan Restructuring Event if it occurred) and the assumption and assignment of the Credit Card Agreements shall be deemed rescinded without further order of the Bankruptcy Court and the Debtors shall be refunded all cure amounts, if any, previously paid and any other amounts previously paid by the Debtors pursuant to the Restructuring Transactions; (d) any settlement by the Claims Resolution Committee of Class 3 Unsecured Claims shall be null and void without further order of the Bankruptcy Court; and (e) the time within which the Debtors may assume, assume and assign, or reject all executory contracts and unexpired leases (including amendments to Schedules 7.01(a) and (c)) hereby is extended for a period of thirty (30) days after the date the Confirmation Order is vacated.

                                   ARTICLE X
                          EFFECTS OF PLAN CONFIRMATION

          10.01 Discharge of Debtors. Except as otherwise provided in the Plan or the Confirmation Order, the rights afforded under the Plan and the treatment of all Claims and Interests under the Plan will be in exchange for and in complete satisfaction, discharge, release and cancellation of Claims and Interests of any nature whatsoever, including, without limitation, any interest accrued on such Claims from and after the Petition Date, against the Debtors or any of their assets and properties. Except as otherwise provided in the Plan or the Confirmation Order, the confirmation of the Plan shall, as of the Effective
Date: (i) discharge the Debtors from all Claims, demands, liabilities, other debts and Interests that arose on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (A) a proof of claim or interest based on such debt or interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (B) a Claim or Interest based on such debt or interest is Allowed pursuant to section 502 of the Bankruptcy Code, or (C) the holder of a Claim or Interest based on such debt or Interest has accepted the Plan; (ii) cancel all Interests and other rights of equity security holders in the Debtors; and (iii) preclude all persons from asserting against the Reorganized Debtors, their successors, or their assets or properties, any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Except as otherwise provided in the Plan or the Confirmation Order, the Confirmation Order shall operate as a discharge, as of the Effective Date, of any and all Claims against, and all other debts and liabilities of the Debtors and cancellation of all Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim or canceled Interest. In addition, MW Holding and the Subsidiary Debtors retained by MW Holding shall be released and discharged from all liabilities expressly assumed by New Retailer under the Plan and the Confirmation Order. Notwithstanding the foregoing, nothing in the Plan or the Confirmation Order shall discharge, release or cancel any Claims under the Credit Card Agreements or any liens in connection therewith, and such Agreements shall be assumed and assigned pursuant to Section 7.03 hereof.

          10.02 Injunction Related to the Discharge. Except as otherwise provided in the Plan or the Confirmation Order, all entities that have held, currently hold, or may hold Claims or other debts or liabilities against the Debtors, or an Interest or other right of an equity security holder in any or all of the Debtors, that are discharged pursuant to the terms of the Plan are permanently enjoined, on and after the Effective Date, from taking any of the following actions on account of any such Claims, debts, liabilities or Interests or rights: (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim, debt, liability, Interest or right, other than to enforce any right pursuant to the Plan to a distribution; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against the Debtors, the Reorganized Debtors, or their property or interests in property, on account of any such Claim, debt, liability, Interest or right; (iii) creating, perfecting, or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors, or their property or interests in property on account of any such Claim, debt, liability, Interest or right; (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any debt, liability, or obligation due to the Debtors or the Reorganized Debtors or against their property or interests in property on account of any such Claim, debt, liability, Interest or right; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order. Such injunction shall extend to any successor of the Debtors (including, without limitation, the Reorganized Debtors) and their respective property and interests in property. Any entity injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

          10.03  Term of Bankruptcy Injunction or Stays.   All injunctions or
stays provided for in the Reorganization Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

          10.04 Continued Corporate Existence and Revesting of Assets in the Reorganized Debtors. Except as otherwise provided herein, each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution, or otherwise) under applicable state law. Except as otherwise provided in the Plan, the property of the Debtors' estates shall (i) revest in the Reorganized Debtors on the Effective Date, and (ii) be revested free and clear of all liens, security interests, Claims and Interests of holders of Claims and Interests and all such liens, security interests, Claims and Interests shall be extinguished. From and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire, and dispose of property, and compromise or settle any Claims (other than Class 3 Unsecured Claims each in excess of the applicable Claims Settlement Parameter) and Interests without supervision or approval by the Bankruptcy Court or the Claims Resolution Committee and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order.

          10.05 Preservation of Certain Claims; Limited Waiver of Certain Other Claims.

          (a) Following the Effective Date, notwithstanding anything contained in the Plan, the Reorganized Debtors or GE Capital, as applicable, will have the right to file and pursue any action or adversary proceeding against any creditor, vendor, factor or any other entity related to debit balances, vendor chargebacks, prepayments, overpayments, deposits and/or other amounts owed by such creditor, vendor, factor or other entity to any Debtor, Reorganized Debtor or GE Capital, whether arising prior to or after the Petition Date.

          (b) Except with respect to those claims, rights or causes of actions set forth in subsection (a) hereof, or in a schedule of Retained Actions to be included in the Plan

Supplement, and subject to the provisions of any tolling agreements to which the Debtors or the Reorganized Debtors are parties, the Debtors, Reorganized Debtors and Claims Resolution Committee shall not file, commence or pursue any claim, right or cause of action under sections 544 through 550 of the Bankruptcy Code; provided, however, that, notwithstanding any statute of limitations (including, without limitation, section 544 of the Bankruptcy Code), the Debtors, Reorganized Debtors and Claims Resolution Committee shall have the right to assert or raise such causes of actions (a) as defenses or counterclaims (up to the amount asserted in the Claims against the Debtors) in any action commenced or continued against the Debtors or the Reorganized Debtors; and (b) in connection with the Claims objection process in which case such causes of action can be raised as an objection to a Claim and not as defenses or counterclaims. In the event that Allowed Class 3 Unsecured Claims are created by reason of recoveries from Causes of Action, Reorganized Montgomery Ward or GE Capital shall increase the MW Class 3 Distribution Pool so as to offset the dilutive effect of such additional Allowed Class 3 Unsecured Claims.

          10.06  Releases.

          (a) Releases by the Debtors. On the Effective Date, each of the Debtors shall release unconditionally, and hereby is deemed to forever release unconditionally (i) the Creditors' Committee and the Claims Resolution Committee and, solely in their respective capacities as members or representatives of the Creditors' Committee and the Claims Resolution Committee, as applicable (and not as individual lenders or creditors to or on behalf of the Debtors), each member of the Creditors' Committee and the Claims Resolution Committee; (ii) the GE Capital Entities; (iii) the DIP Lenders; and (iv) their respective agents, advisors, accountants, investment bankers, consultants, attorneys, and other representatives (including the respective current and former directors, officers, employees, members, and professionals) of any of the foregoing or of the Debtors or any affiliates or subsidiaries of the Debtors, including, without limitation, Signature, acting in such capacity, from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever (other than the right to enforce their respective obligations, if any, to the Debtors or the Reorganized Debtors under the Plan and the contracts, instruments, releases, and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganization Cases, the Plan or the Disclosure Statement. Nothing contained in this Section 10.06 shall affect the ongoing relationship between the Debtors and Signature.

          (b) Releases by Holders of Claims and Interests. On the Effective Date, in exchange for, among other things, the making of the Class 3 Deposit by GE Capital for the benefit of holders of Allowed Class 3 Unsecured Claims, the extension of credit to the Reorganized Debtors pursuant to the Exit Financing Facility and exchange of the GE Capital Non-Trade Claims for the New LLC Interests, each holder of a Claim or Interest shall be deemed to unconditionally release and forever waive all claims, debts, obligations, demands, liabilities, suits, judgments, damages, rights, and Causes of Action, whatsoever (other than the right to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan and the contracts, instruments, releases, and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part upon any transactions or matters with the Debtors, their estates or in connection with the Reorganization Cases, the Plan or the Disclosure Statement that occurred or could have occurred on or prior to the Effective Date against the GE Capital Entities, any Debtor, any affiliates or subsidiaries of the Debtors, including, without limitation, Signature (which release and waiver will be in addition to the discharge of Claims and termination of Interests in accordance with the Plan, the Confirmation Order and the Bankruptcy Code), the Creditors' Committee, the Claims Resolution Committee, the DIP Lenders, and each of the current and former directors, officers, employees, members, attorneys, accountants, investment bankers, consultants, advisors and other representatives of any of the foregoing, acting in such respective capacities. The foregoing release shall not apply to (a) Intercompany Claims that are not impaired under the Plan and (b) the ongoing relationship between the Debtors and Signature.

          (c) Injunction Related to Releases. The Confirmation Order will constitute an injunction permanently enjoining the commencement or prosecution by any entity, whether directly, derivatively, or otherwise, of any Claim, demand, debt, liability, cause of action, right or Interest released and waived pursuant to the Plan against the released parties.

          10.07 Indemnification Obligations. Except as provided in Section 7.01(c) hereof, the obligations of each Debtor or Reorganized Debtor to indemnify any person serving or having served as a director or an officer or employee serving or having served in such capacity prior to, on, or after the Petition Date, in each case, of a Debtor, a Reorganized Debtor or an affiliate thereof, by reason of such person's prior or future service in such a capacity, or as a director, officer, or employee of another corporation, partnership, or other legal entity, to the extent provided in the applicable certificate of incorporation, by-laws, or by statutory law or written agreement of or with such Debtor, will be deemed and treated as executory contracts that are assumed by the applicable Debtor or Reorganized Debtor pursuant to the Plan and sections 365 and 1123(b) of the Bankruptcy Code as of the Effective Date. Such indemnification obligations will survive and be unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

          10.08 Termination of Subordination Rights and Settlement of Related Claims and Controversies.

          (a) The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, section 510(c) of the Bankruptcy Code, or otherwise, that a holder of a Claim or Interest may have against other Claim or Interest holders with respect to any distribution made pursuant to the Plan. All subordination rights that a holder of a Claim or Interest may have with respect to any distribution to be made pursuant to the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Distributions pursuant to the Plan to holders of Allowed Claims or Allowed Interests will not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment, or other legal process by a beneficiary of such terminated subordination rights.

          (b) Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim or Interest may have or any distribution to be made pursuant to the Plan on account of such Claim or Interest. Entry of the Confirmation Order will constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors, the Reorganized Debtors, and their respective properties and holders of Claims and Interests, and is fair, equitable, and reasonable.

          10.09 Existing Employment Agreements. Consummation of the Plan shall not be intended and shall not constitute a change of ownership or change in control, as defined in any employment agreement, consulting agreement, or employee benefit plan in effect on the Effective Date to which any Debtor is a party, and the Executive Retention Order shall be deemed amended to so provide.

          10.10 Termination of Emergence Incentive Plan. On the Confirmation Date, with consent of the affected executives, the Executive Retention Order shall be amended to delete paragraph 5 thereof regarding the implementation of the Emergence Incentive Plan (as defined in the Executive Retention Order) and no Emergence Incentive Plan shall be paid notwithstanding the occurrence of the Confirmation Date.

                                   ARTICLE XI
                           RETENTION OF JURISDICTION

          Notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain such jurisdiction over the Reorganization Cases after the Effective Date, including jurisdiction to:

          (a) Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

          (b) Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;

          (c) Resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any Debtor or Reorganized Debtor may be liable and to hear, determine, and, if necessary, liquidate any Claims arising therefrom and those matters related to the amendment of Schedules 7.01(a) and 7.01(c) prior to the Effective Date pursuant to Section 7.01 hereof to add or delete any executory contracts or unexpired leases to the lists of executory contracts and unexpired leases to be rejected;

          (d) Ensure that distributions to holders of Allowed Claims or Allowed Interests are accomplished pursuant to the provisions of the Plan;

          (e) Decide or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

          (f) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

          (g) Resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of the Plan or any contract, instrument, release, or other agreement or document that is executed or created pursuant to the Plan, or any entity's rights arising from or obligations incurred in connection with the Plan or such documents;

          (h) Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

          (i) Hear and determine all applications for compensation and reimbursement of expenses of Professionals under sections 330, 331 and 503(b) of the Bankruptcy Code;

          (j) Hear and determine matters concerning the Claims Resolution Committee and its members and their respective professionals;

          (k) Hear and determine matters concerning the Escrow Agreement and the Escrow Account;

          (l) Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation, or enforcement of the Plan or the Confirmation Order;

          (m) Hear and determine the Causes of Action by or on behalf of the Debtors or the Reorganized Debtors;

          (n) Hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

          (o) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked, or vacated or distributions pursuant to the Plan are enjoined or stayed;

          (p) Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Confirmation Order; and

          (q) Enter an order closing the Reorganization Cases.

                                  ARTICLE XII
                            MISCELLANEOUS PROVISIONS

          12.01 Effectuating Documents and Further Transactions. Each of the Debtors or Reorganized Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

          12.02 Corporate Action. Prior to, on or after the Effective Date (as appropriate), all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of one or more of the Debtors or Reorganized Debtors or their successors in interest under the Plan, including, without limitation: (a) the Restructuring Transactions; (b) the effectiveness of the New Certificate of Incorporation and the New By-Laws and the amended certificates of incorporation and the amended by-laws for the other Reorganized Debtors; (c) corporate mergers or dissolutions effectuated pursuant to the Plan, the election or appointment, as the case may be, of directors and officers of the Reorganized Debtors; (d) the Exit Financing Facility and any documents and liens related thereto; (e) the distribution of Cash pursuant to the Plan; (f) the issuance and distribution of the New LLC Interests, the New Loss Sharing Note and the New Ward Note pursuant to the Plan; (g) the amendment of the Credit Card Agreements; (h) the Signature Sale Event; (i) the adoption, execution, delivery, and implementation of all contracts, leases, instruments, releases, and other agreements or documents related to any of the foregoing; and
(j) the adoption, execution, and implementation of other matters provided for under the Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate or other action to be taken by or required of any Debtor or Reorganized Debtor, shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable general corporation law of the states in which the Debtors or Reorganized Debtors are incorporated without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Debtors. On the Effective Date or as soon thereafter as is practicable, the Reorganized Debtors shall, if required, file their amended certificates of incorporation with the Secretary of State of the state in which each Reorganized Debtor is incorporated, in accordance with the applicable general corporation law of such states.

          12.03 Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code: (a) the issuance, transfer, or exchange of notes or equity securities under the Plan; (b) the creation of any mortgage, deed of trust, lien, pledge, or other security interest; (c) the making or assignment of any lease or sublease; or (d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, any merger agreements; agreements of consolidation, restructuring, disposition, liquidation, or dissolution; deeds; bills of sale; transfers of tangible property; or assignments executed in connection with any Restructuring Transaction contemplated under the Plan (including, without limitation, any transaction pursuant to the Signature Sale Agreement, any sale of the catalog building, the merchandise building and certain vacant property which is part of the Debtors' Chicago corporate complex, or as a result of the transfer of assets to New Retailer and the transfer of the LLC Interests pursuant to Sections 4.05 and 4.10 hereof), will not be subject to any stamp tax, recording tax, personal property tax, real estate transfer tax, sales or use tax, or other similar tax. Unless the Bankruptcy Court orders otherwise, all sales, transfers and assignments of owned and leased property, approved by the Bankruptcy Court on or prior to the Effective Date, shall be deemed to have been in furtherance of, or in connection with, the Plan.

          12.04 Exculpation. From and after the Effective Date, none of the Debtors, the Reorganized Debtors, the GE Capital Entities, the Proponents, the Claims Resolution Committee or the Creditors' Committee or any of their respective members, officers, directors, employees, advisors, attorneys, accountants, investment bankers, consultants, agents or other representatives shall have or incur any liability to any holder of a Claim or Interest for any act or omission in connection with, related to, or arising out of, the Reorganization Cases, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan (including objections to, and settlements of, Claims and Interests under the Plan), except for willful misconduct or gross negligence, and, in all respects, the Debtors, the Reorganized Debtors, the GE Capital Entities, the Claims Resolution Committee and the Creditors' Committee and each of their respective members, officers, directors, employees, advisors, attorneys, accountants, investment bankers, consultants, agents or other representatives shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

          12.05 Termination of Creditors' Committee. The appointment of the Creditors' Committee shall terminate on the Effective Date. The Professionals retained by the Creditors' Committee shall not be entitled to assert any Fee Claim for any services rendered or expenses incurred after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date, or Filed and served after the Effective Date pursuant to
Article II hereof. Allowance of Fee Claims for any professional services rendered or expenses incurred on or prior to the Effective Date shall be in accordance with the provisions of Article II hereof.

          12.06  Claims Resolution Committee.

          (a) Establishment and Membership. Prior to the Confirmation Date, the Creditors' Committee will have established the Claims Resolution Committee. The functions of the Claims Resolution Committee will be as set forth in Section 12.06(b) hereof. The Claims Resolution Committee will consist of up to three holders of Allowed Class 3 Unsecured Claims (or other representatives) who will be chosen by the Creditors' Committee. If the Effective Date does not occur as provided in Section 9.03 hereof, the Claims Resolution Committee shall be null and void ab initio, and neither the Claims Resolution Committee nor its members or professionals shall have any rights under this Section 12.06.

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

          (b) Functions. After the Confirmation Date, the Claims Resolution Committee will be entitled, but shall not be obligated, to manage the process of the allowance of Class 3 Unsecured Claims, including litigating and otherwise settling or resolving such Claims in the name and on behalf of the Debtors, the Reorganized Debtors and their respective estates, and the Reorganized Debtors will reasonably cooperate with the Claims Resolution Committee and the professionals engaged by the Claims Resolution Committee in connection therewith. Without limiting the generality of the foregoing, the Claims Resolution Committee may (i) object to a Class 3 Unsecured Claim on any lawful grounds whatsoever, including, without limitation, on the grounds that such Claim is not, or should not be, a Class 3 Unsecured Claim but should instead be included in another Class under this Plan and treated accordingly, (ii) seek to recover from the Debtors' insurance carriers on account of payments of Insured Claims from the MW Class 3 Distribution Pool, and (iii) within the Debtors' reasonable discretion and on such terms as the Debtors may reasonably determine to protect confidential information and attorney-client and work-product privileges, utilize the internal staff (including legal staff) and outside legal counsel and other professionals retained by the Debtors or Reorganized Debtors. The reasonable costs and expenses of the professionals engaged in the allowance process of Class 3 Unsecured Claims and the expenses of the members of the Claims Resolution Committee incurred in discharge of their duties as such shall be borne by the estates (and, after the Effective Date, by the Reorganized Debtors) without approval of the Bankruptcy Court. Except for amounts sought under Section 12.06(e) hereof, all requests for such costs and expenses shall be in writing and shall set forth in reasonable detail the services performed, the names of the persons performing services, the charges for such persons, and supporting detail and documentation as to expenses incurred. Unless the Debtors and the Claims Resolution Committee otherwise agree, the Claims Resolution Committee and/or the professionals engaged by the Claims Resolution Committee shall furnish the Debtors on a monthly basis for the first six months following the Effective Date (and thereafter on a quarterly basis) with a written report describing the status of the allowance process and the state of any litigation relating thereto. In the event that the costs and expenses incurred by professionals to the Claims Resolution Committee are not reasonable as determined by the Reorganized Debtors, then the Reorganized Debtors may submit the matter for determination by the Bankruptcy Court or such person or entity as the parties may agree. The Claims Resolution Committee, with the prior consent of the Reorganized Debtors (which consent shall not be unreasonably withheld), may (or cause the Disbursing Agent to) provide to holders of Allowed Class 3 Unsecured Claims, in response to their requests, summary reports on the amounts of Cash distributed and projected or estimated to be distributed to such holders pursuant to the Plan.

          (c) Claims Settlement Parameters. The Debtors (and after the Effective Date the Reorganized Debtors) may in respect of litigation as to the allowance of Class 3 Unsecured Claims confer with the Claims Resolution Committee and its professionals and make recommendations as to the disposition of any Class 3 Unsecured Claims which exceed the applicable Claims Settlement Parameters set forth in a schedule of the Claims Settlement Parameters to be included in the Plan Supplement. In order to be effective, a compromise and settlement of a Class 3 Unsecured Claim by the Claims Resolution Committee in excess of the applicable Claims Settlement Parameter shall be Filed and served on the Proponents and other parties in interest and be approved by the Bankruptcy Court. Objections and resolutions of a Class 3 Unsecured Claim within the applicable Claims Settlement Parameter are governed by Section 6.06 hereof.

          (d) Procedures. The Claims Resolution Committee will adopt by-laws that will control its functions. These by-laws, unless modified by the Claims Resolution Committee, will provide the following: (i) a majority of the Claims Resolution Committee will constitute a quorum; (ii) one member of the Claims Resolution Committee will be designated by the majority of its members as its chairperson; (iii) meetings of the Claims Resolution Committee will be called by its chairperson on such notice and in such manner as its chairperson may deem advisable; and (iv) the Claims Resolution Committee will function by decisions made by a majority of its members in attendance at any meeting.

          (e) Other Matters. In addition to the costs and expenses to be paid by the Reorganized Debtors pursuant to Section 12.06(b) hereof, at the request of the Claims Resolution Committee, and if and to the extent approved by the Bankruptcy Court, after notice and a hearing, as reasonable compensation, the members of the Claims Resolution Committee (including any professionals who are members of the Claims Resolution Committee) and any professionals engaged by the Claims Resolution Committee may be compensated, on an "incentive," bonus or other basis, out of the MW Class 3 Distribution Pool. Subject to further order of the Bankruptcy Court, the Claims Resolution Committee will dissolve after all Disputed Class 3 Unsecured Claims have been resolved.

          12.07  Payment of Statutory Fees.  All fees payable pursuant to section 1930 of title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

          12.08 Amendment or Modification of the Plan. Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123 and 1125 of the Bankruptcy Code, alterations, amendments or modifications of the Plan may be proposed in writing by the Proponents at any time prior to or after the Confirmation Date but prior to the substantial consummation of the Plan; provided, however, that no alteration, amendment or modification of the Plan that would adversely change the treatment of Class 3 Unsecured Claims may be made without the prior approval of the Creditors' Committee. A holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Interest of such holder.

          12.09 Severability of Plan Provisions. If, prior to the Confirmation Date, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

          12.10 Successors and Assigns. The Plan shall be binding upon and inure to the benefit of the Debtors, the GE Capital Entities, the holders of Claims and Interests, and their respective successors and assigns, including, without limitation, the Reorganized Debtors, subject to GE Capital's obligations under Sections 5.01(1) and 9.03(c) hereof.

          12.11 Plan Supplement. Forms of the documents, to the extent available, relating to the New Loss Sharing Note, the New Ward Note, the Escrow Agreement, the Signature Sale Agreement (excluding schedules and exhibits thereto), Schedules 7.01(a) and 7.01(c), the investment guidelines for the Class 3 Deposit, the Brennan Settlement Agreement, a schedule of Retained Assets, a schedule of Claims Settlement Parameters and a schedule of Retained Actions shall be contained in the Plan Supplement and Filed and served on the Creditors' Committee at least twenty days prior to the Voting Deadline. Each of the documents included in the Plan Supplement shall be in form and substance satisfactory to GE Capital and with respect to the Escrow Agreement, the investment guidelines and a schedule of the Claims Settlement Parameters, satisfactory to the Creditors' Committee. Except as enumerated herein, no other documents shall be included in the Plan Supplement that may adversely affect recoveries by holders of Allowed Class 3 Unsecured Claims under the Plan. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the clerk of the Bankruptcy Court or its designee during normal business hours. Holders of Claims and Interests may obtain a copy of the Plan Supplement upon written request to Montgomery Ward in accordance with Section
12.12 hereof. The documents contained in the Plan Supplement shall be approved by the Bankruptcy Court.

          12.12 Notice. All notices, requests and demands to or upon the Debtors or the Reorganized Debtors to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors:

MONTGOMERY WARD HOLDING CORP.
535 West Chicago Avenue
Chicago, Illinois 60671
Telephone:  (312) 467-2000
Facsimile:  (312) 467-3064
Attn: Spencer H. Heine, Esq.

with copies to:

SKADDEN ARPS SLATE
 MEAGHER & FLOM (ILLINOIS)
333 West Wacker
Chicago, Illinois 60606-1285
Telephone:  (312) 407-0700
Facsimile:  (312) 407-0411
Attn:  David S. Kurtz, Esq.

If to the Creditors' Committee or the Claims Resolution Committee:

WACHTELL LIPTON ROSEN & KATZ
51 West 52nd Street
New York, New York 10019
Telephone:  (212) 403-1000
Facsimile:  (212) 403-2000
Attn:  Chaim J. Fortgang, Esq.
       Richard G. Mason, Esq.

If to the GE Capital Entities:

GENERAL ELECTRIC CAPITAL                      WEIL, GOTSHAL & MANGES LLP
   CORPORATION                                      767 Fifth Avenue
260 Long Ridge Road                                 New York, New York 10153
Stamford, Connecticut 06927                         Telephone:  (212) 310-8000
Telephone:  (203) 357-4000                          Facsimile:  (212) 310-8007
Facsimile:  (203) 357-6487                          Attn: Harvey R. Miller, P.C.
Attn:  Brian A. McAnaney, Esq.                            Gary T. Holtzer, Esq.

          12.13 Governing Law. Except to the extent the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent a Schedule to the Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

          12.14 Tax Reporting and Compliance. In connection with the Plan and all instruments issued in connection therewith and distributions thereof, the Debtors, New Retailer and Reorganized MW Holding, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements. New Retailer and Reorganized MW Holding is hereby authorized, on behalf of each of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through, and including, the Effective Date.

          12.15 Schedules. All Schedules to the Plan and the Plan Supplement are incorporated and are a part of the Plan as if set forth in full herein.

          12.16 Filing of Additional Documents. On or before substantial consummation of the Plan, the Debtors shall File such agreements and other documents, in form and substance acceptable to GE Capital and the Creditors' Committee, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan

Dated: Wilmington, Delaware
       May 26, 1999

       Respectfully submitted,

MONTGOMERY WARD HOLDING CORP.              GENERAL ELECTRIC CAPITAL
(for itself and on behalf of the           CORPORATION
Subsidiary Debtors)

By:  /s/ Spencer H. Heine                  By:  /s/ Edward D. Stewart
     ---------------------                      ---------------------
Name:  Spencer H. Heine                    Name:  Edward D. Stewart
Title: Executive Vice President            Title: Executive Vice President

COUNSEL:                                   COUNSEL:

David S. Kurtz (IL 03126561)               Harvey R. Miller, P.C.
Jeffrey W. Linstrom (IL 06209380)          Gary T. Holtzer
Felicia Gerber Perlman (IL 06210753)       WEIL, GOTSHAL & MANGES LLP
SKADDEN, ARPS, SLATE, MEAGHER              767 Fifth Avenue
 & FLOM (ILLINOIS)                         New York, New York  10153
333 West Wacker Drive                      (212) 310-8000
Chicago, Illinois 60606
(312) 407-0700

Thomas L. Ambro (Atty. No. 677)            James L. Patton, Jr. (No. 2202)
Daniel J. DeFranceschi (Atty. No. 2732)    Robert S. Brady (No. 2487)
RICHARDS, LAYTON & FINGER, P.A.            YOUNG, CONAWAY, STARGATT & TAYLOR
One Rodney Square                          Rodney Square North, 11/th/ Floor
Wilmington, Delaware 19801                 Wilmington, Delaware  19899-0391
(302) 658-6541                             (302) 571-6600


ATTORNEYS FOR DEBTORS                      ATTORNEYS FOR GENERAL
AND DEBTORS IN POSSESSION                  ELECTRIC CAPITAL
                                           CORPORATION